                                                                 EXHIBIT 4(a)(2)

                       FIRST LIEN SENIOR CREDIT AGREEMENT

                                   dated as of

                                February 10, 2004

                                      among

                                 WELLMAN, INC.,
                                  as Borrower,

                     THE SUBSIDIARY GUARANTORS named herein,

                            THE LENDERS named herein,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                  as Administrative Agent and Collateral Agent,

                              JPMORGAN CHASE BANK,
                              as Syndication Agent,

                         DEUTSCHE BANK SECURITIES INC.,
                as Joint Lead Arranger and Joint Lead Bookrunner,

                          J.P. MORGAN SECURITIES INC.,
                as Joint Lead Arranger and Joint Lead Bookrunner,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       and
                               ABN AMRO BANK N.V.,
                           as Co-Documentation Agents

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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                   DEFINITIONS

Section 1.1         Certain Defined Terms....................................................................     1
Section 1.2         Accounting Terms.........................................................................    36
Section 1.3         Other Definitional Provisions............................................................    37

                                    ARTICLE 2

              AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

Section 2.1         The Loan.................................................................................    37
Section 2.2         Maturity of the Loan.....................................................................    38
Section 2.3         Interest on the Loan.....................................................................    38
Section 2.4         Fees.....................................................................................    39
Section 2.5         Prepayments and Payments.................................................................    39
Section 2.6         Use of Proceeds..........................................................................    42

                                    ARTICLE 3

                                   CONDITIONS

Section 3.1         Conditions to the Loan...................................................................    43

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

Section 4.1         Company Status...........................................................................    51
Section 4.2         Company Power and Authority..............................................................    51
Section 4.3         No Violation.............................................................................    51
Section 4.4         Governmental Approvals...................................................................    52
Section 4.5         Financial Statements; Financial Condition;
                      Undisclosed Liabilities; Projections; Etc..............................................    52
Section 4.6         Litigation...............................................................................    53
Section 4.7         True and Complete Disclosure.............................................................    54
Section 4.8         Tax Returns and Payments.................................................................    54
Section 4.9         Compliance with ERISA....................................................................    55
Section 4.10        Representations and Warranties in Documents..............................................    55
Section 4.11        Properties...............................................................................    56
Section 4.12        Capitalization...........................................................................    57
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Section 4.13        Subsidiaries.............................................................................    57
Section 4.14        Compliance with Statutes, Etc............................................................    57
Section 4.15        Investment Company Act...................................................................    58
Section 4.16        Public Utility Holding Company Act.......................................................    58
Section 4.17        Environmental Matters....................................................................    58
Section 4.18        Labor Relations..........................................................................    59
Section 4.19        Patents, Licenses, Franchises and Formulas...............................................    59
Section 4.20        Indebtedness.............................................................................    59
Section 4.21        Transactions.............................................................................    60
Section 4.22        Insurance................................................................................    60
Section 4.23        Security Documents.......................................................................    60
Section 4.24        No Default...............................................................................    61
Section 4.25        Compliance with Contracts, Etc...........................................................    61
Section 4.26        Use of Proceeds; Margin Stock, Etc.......................................................    62
Section 4.27        Survival of Representations and Warranties...............................................    62
Section 4.28        Guarantees...............................................................................    62
Section 4.29        Anti-Terrorism Law.......................................................................    63

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

Section 5.1         Financial Statements and Other Reports...................................................    64
Section 5.2         Books, Records and Inspections...........................................................    67
Section 5.3         Existence; Businesses and Properties.....................................................    68
Section 5.4         Insurance................................................................................    68
Section 5.5         Compliance with Statutes, Etc............................................................    70
Section 5.6         Compliance with Environmental Laws.......................................................    70
Section 5.7         ERISA....................................................................................    71
Section 5.8         Performance of Obligations...............................................................    71
Section 5.9         Payment of Taxes.........................................................................    71
Section 5.10        Payments in U.S. Dollars.................................................................    71
Section 5.11        Collateral...............................................................................    72
Section 5.12        Security Interests; Further Assurances...................................................    73
Section 5.13        Information Regarding Collateral.........................................................    74
Section 5.14        Register.................................................................................    74
Section 5.15        Post Closing Matters.....................................................................    75

                                    ARTICLE 6

                               NEGATIVE COVENANTS

Section 6.1         Indebtedness.............................................................................    75
Section 6.2         Liens....................................................................................    79
Section 6.3         Restricted Payments......................................................................    80
Section 6.4         Limitation on Preferred Stock of Restricted Subsidiaries.................................    82
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Section 6.5         Senior Subordinated Indebtedness.........................................................    83
Section 6.6         Restriction on Fundamental Changes.......................................................    83
Section 6.7         Limitation on Dividend and Other Payment
                      Restrictions Affecting Restricted Subsidiaries.........................................    85
Section 6.8         Transactions with Shareholders and Affiliates............................................    86
Section 6.9         Embargoed Person.........................................................................    87
Section 6.10        Business Activities......................................................................    88
Section 6.11        Amendments or Waivers of Certain Documents...............................................    88
Section 6.12        Anti-Terrorism Law; Anti-Money Laundering................................................    88
Section 6.13        Asset Sales..............................................................................    88
Section 6.14        Additional Guarantees....................................................................    90

                                    ARTICLE 7

                                EVENTS OF DEFAULT

Section 7.1         Events of Default........................................................................    90

                                    ARTICLE 8

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

Section 8.1         Collateral Account.......................................................................    94
Section 8.2         Proceeds of Destruction, Taking and Collateral Dispositions..............................    95
Section 8.3         Application of Proceeds..................................................................    95

                                    ARTICLE 9

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.1         Appointment..............................................................................    96
Section 9.2         Agent in Its Individual Capacity.........................................................    96
Section 9.3         Exculpatory Provisions...................................................................    97
Section 9.4         Reliance by Agent........................................................................    97
Section 9.5         Delegation of Duties.....................................................................    98
Section 9.6         Successor Agent..........................................................................    98
Section 9.7         Non-Reliance on Agents and Other Lenders.................................................    98
Section 9.8         Notice of Default........................................................................    99
Section 9.9         Indemnification..........................................................................    99
Section 9.10        Concerning the Collateral and the Security Documents.....................................   100
Section 9.11        Name Agents..............................................................................   101
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                                   ARTICLE 10

                                    GUARANTEE

Section 10.1        Unconditional Guarantee..................................................................   102
Section 10.2        Severability.............................................................................   103
Section 10.3        Release of a Subsidiary Guarantor........................................................   103
Section 10.4        Limitation of Subsidiary Guarantor's Liability...........................................   103
Section 10.5        Subsidiary Guarantors May Consolidate, Etc., on Certain Terms............................   104
Section 10.6        Contribution.............................................................................   104
Section 10.7        Evidence of Guarantee....................................................................   105
Section 10.8        Waiver of Stay, Extension or Usury Laws..................................................   105
Section 10.9        Waiver of Subrogation....................................................................   105

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.1        U.S.A. Patriot Act.......................................................................   106
Section 11.2        Participations in and Assignments of Loan and Notes......................................   106
Section 11.3        Expenses.................................................................................   108
Section 11.4        Indemnity................................................................................   109
Section 11.5        Setoff...................................................................................   109
Section 11.6        Amendments and Waivers...................................................................   110
Section 11.7        Independence of Covenants................................................................   110
Section 11.8        Entirety.................................................................................   111
Section 11.9        Notices..................................................................................   111
Section 11.10       Survival of Warranties and Certain Agreements............................................   111
Section 11.11       Failure or Indulgence Not Waiver; Remedies Cumulative....................................   111
Section 11.12       Severability.............................................................................   112
Section 11.13       Headings.................................................................................   112
Section 11.14       Applicable Law...........................................................................   112
Section 11.15       Successors and Assigns; Subsequent Holders of Notes......................................   112
Section 11.16       Counterparts; Effectiveness..............................................................   112
Section 11.17       Consent to Jurisdiction; Venue; Waiver of Jury Trial.....................................   113
Section 11.18       Payments Pro Rata........................................................................   113
Section 11.19       Taxes....................................................................................   114
Section 11.20       Waiver of Stay, Extension or Usury Laws..................................................   116
Section 11.21       Requirements of Law......................................................................   116
Section 11.22       Confidentiality..........................................................................   117

SCHEDULES

1.1(a)            EXISTING LIENS
1.1(b)            SUBSIDIARY GUARANTORS
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1.1(c)            MORTGAGED PROPERTY
3.1(h)            OUTSTANDING INDEBTEDNESS
3.1(m)(iii)       LEASED PROPERTY
3.1(n)(iii)       MORTGAGED PROPERTY VALUES
4.11(b)           REAL PROPERTY
4.12              CAPITALIZATION
4.13              SUBSIDIARIES
4.19              INTELLECTUAL PROPERTY
4.20              EXISTING INDEBTEDNESS
4.22              INSURANCE
5.15              POST CLOSING MATTERS

EXHIBITS

I                 FORM OF NOTE
II                FORM OF SOLVENCY CERTIFICATE
III               FORM OF COMPLIANCE CERTIFICATE
IV                FORM OF NOTICE OF BORROWING
V                 FORM OF EDWARDS & ANGELL LLP OPINION
VI                FORM OF EDWARDS & ANGELL LLP OPINION
VII-1             LOCAL COUNSEL
VII-2             FORM OF LOCAL COUNSEL OPINION
VIII              FORM OF NOTATION OF GUARANTEE
IX-1              FORM OF SINGLE ASSIGNMENT AND ASSUMPTION AGREEMENT
IX-2              FORM OF MULTIPLE ASSIGNMENT AND ASSUMPTION AGREEMENT
X-1               FORM OF MORTGAGE
X-2               FORM OF LEASEHOLD MORTGAGE
XI-1              FORM OF PERFECTION CERTIFICATE
XI-2              FORM OF PERFECTION CERTIFICATE SUPPLEMENT
XII               FORM OF SECURITY AGREEMENT
XIII              FORM OF INTERCREDITOR AGREEMENT
XIV               FORM OF LANDLORD ACCESS AGREEMENT
XV                FORM OF OFFICER'S CLOSING CERTIFICATE
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                                      -v-

                  This First Lien Senior Credit Agreement is dated as of February 10, 2004, and entered into by and among Wellman, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "LENDERS"), Deutsche Bank Trust Company Americas ("DBTCA"), as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, as Syndication Agent, Deutsche Bank Securities Inc. ("DBSI") and J.P. Morgan Securities Inc. ("JPM"), as Joint Lead Arrangers and Joint Lead Bookrunners, and General Electric Capital Corporation and ABN AMRO Bank N.V., as Co-Documentation Agents (the "DOCUMENTATION AGENTS").

                                    RECITALS

                  WHEREAS, the Company desires that the Lenders extend a first lien senior credit facility to the Company in connection with the Financing Transactions (as defined herein);

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  Section 1.1 Certain Defined Terms

                  The following terms used in this Agreement shall have the following meanings:

                  "ACCELERATION NOTICE" has the meaning ascribed to such term in
Section 7.1.

                  "ACQUIRED DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or which is assumed by such specified Person at the time such specified Person acquires the assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or selling its assets to, or becoming a Restricted Subsidiary of, such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "ADDITIONAL FIRST PRIORITY INDEBTEDNESS" has the meaning set forth in clause (xvi) of the definition of "Permitted Encumbrances."

                  "ADJUSTED NET ASSETS" shall have the meaning provided in
Section 10.6.

                  "ADMINISTRATIVE AGENT" means DBTCA or its successor, in its capacity as Administrative Agent hereunder.

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                  "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AFFILIATE TRANSACTION" has the meaning ascribed to such term in Section 6.8(a).

                  "AGENT" means any of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Joint Lead Arrangers and the Joint Lead Bookrunners.

                  "AGREEMENT" means this First Lien Senior Credit Agreement dated as of February 10, 2004, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "ANTI-TERRORISM LAW" has the meaning set forth in Section
4.29.

                  "APPLICABLE RATE" means for each Quarterly Period, the greater of (a) the LIBOR Rate then in effect and (b) 2.0%, in each case, plus 4.0% per annum.

                  "ASSET SALE" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases and subleases and non-exclusive licenses and sublicenses of intellectual property, in each case, entered into in the ordinary course of business), assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any Sale and Leaseback Transaction) by the Company or by any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries (any such transaction, a "DISPOSITION") of
(i) any of the stock of any of the Company's Restricted Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or of any of its Restricted Subsidiaries, or (iii) any other assets of the Company or of any of its Restricted Subsidiaries other than in the ordinary course of business; excluding:

                  (a) any disposition of Cash Equivalents or inventory in the ordinary course of business or the lease or sublease of any real or personal property in the ordinary course of business,

                  (b) any disposition in any single transaction or related series of transactions the aggregate fair market value, net of costs of disposal, of which does not exceed $10.0 million,

                  (c) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business,

                  (d) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

                  (e) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property,

                  (f) any dividend, distribution, investment or payment made pursuant to Section 6.3,

                  (g) any sale, lease, conveyance, disposition or other transfer of substantially all of the assets of the Company as permitted by Section 6.6,

                  (h)      Casualty Events and

                  (i)      transfers of assets under Tax Reduction Agreements.

                  "ATTRIBUTABLE INDEBTEDNESS" means when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

                  "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.1(e).

                  "AVAILABLE LIQUIDITY" means the average available borrowings under the Revolving Credit Facility for the previous calendar month, as determined by the Company in good faith.

                  "BAILEE LETTER" has the meaning assigned thereto in the Security Agreement.

                  "BANKRUPTCY LAW" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

                  "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appoint-

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ing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors (or similar governing body) of such Person or any duly authorized committee of such Board of Directors.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures by such Person which are capitalized on the consolidated balance sheet of such Person in accordance with GAAP.

                  "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person, and in each case, including securities or rights convertible into or exchangeable for such Capital Stock.

                  "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, rated at least A-1 by S&P or at least P-1 by Moody's; (iv) time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100.0 million; (v) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above; (vi) with respect to a Foreign Subsidiary, obligations of foreign Persons (including foreign sovereign nations, political subdivisions or public instrumentalities thereof) correlative in type, maturity and rating to those set forth in clauses (i) through (v) above; (vii) shares of any money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and
(vi) above; and (vii) demand deposit accounts maintained in the ordinary course of business.

                  "CASH PROCEEDS" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting or deemed to constitute interest, which shall be deemed not to constitute Cash Proceeds) but only as and when so received) received from such Asset Sale.

                  "CASUALTY EVENT" means, with respect to any property (including Real Property) of any Person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such Person or any of its Subsidiaries receives insurance proceeds (not including proceeds of business interruption insurance) or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than $10.0 million. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military.

                  "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (other than the Permitted Holder);

                  (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (iii) any Person or Group (other than the Permitted Holder) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the Voting Stock of the Company; or

                  (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "CLOSING DATE" means February 10, 2004.

                  "CO-DOCUMENTATION AGENTS" shall have the meaning set forth in the preamble hereto.

                   "COLLATERAL" mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

                  "COLLATERAL ACCOUNT" shall mean a collateral account or sub-account established and maintained by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Article 8.

                  "COLLATERAL AGENT" means DBTCA or its successor, in its capacity as Collateral Agent hereunder.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

                  "COMPANY" has the meaning ascribed to such term in the introduction to this Agreement.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit III delivered to the Administrative Agent by the Company pursuant to Section 5.1(c).

                  "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated as of January 2004.

                  "CONSOLIDATED CURRENT ASSETS" shall mean, at any time, the consolidated current assets (other than the current portion of deferred taxes) of the Company and its Restricted Subsidiaries excluding cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any time, the consolidated current liabilities of the Company and its Restricted Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement, the current portion of deferred taxes and any other long-term Indebtedness which would otherwise be included therein.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total consolidated interest expense (net of cash interest income) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

                  (a) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness with respect to any Sale and Leaseback Transaction of the Company and its Restricted Subsidiaries for such period;

                  (b) commissions, discounts and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

                  (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Company or any of its Restricted Subsidiaries for such period;

                  (d) all interest paid or payable with respect to discontinued operations of the Company or any of its Restricted Subsidiaries for such period;

                  (e) the interest portion of any deferred payment obligations of the Company or any of its Restricted Subsidiaries for such period; and

                  (f) all interest on any Indebtedness of the Company or any of its Restricted Subsidiaries of the type described in clause (v) or (vii) of the definition of "Indebtedness" for such period;

provided that to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses (including fees paid with respect to the Refinanced Facilities) shall be excluded from the calculation of Consolidated Interest Expense.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Restricted Subsidiary by such other Person during such period; (b) the net income of any Restricted Subsidiary of such Person that is subject to any

Payment Restriction shall be excluded to the extent such Payment Restriction would prevent the payment of an amount that otherwise could have been paid to such Person or to a Restricted Subsidiary of such Person not subject to any Payment Restriction; and (c) there shall be excluded from Consolidated Net
Income:

                  (i) all gains and losses realized on any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition of assets, net of related tax costs or tax benefits, as the case may be, or abandonments or reserves relating thereto,

                  (ii) all gains and losses realized on the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any Securities of such Person or any of its Restricted Subsidiaries,

                  (iii)    all extraordinary gains or losses,

                  (iv) all deferred financing costs written off or premiums paid in connection with the early extinguishment of any Indebtedness, in each case, incurred by the Company or any of its Subsidiaries in connection with the Transactions,

                  (v) any non-recurring and non-operational charges or gains,

                  (vi) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

                  (vii) in the case of a successor to the referent Person by consolidation or merger or as transferee of the referent Person's assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and

                  (viii) the cumulative effect of a change in accounting principles.

                  "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge to the extent that it requires an accrual of or a reserve for cash charges for any future period).

                  "CONSOLIDATED WORKING CAPITAL" shall mean Consolidated Current Assets minus Consolidated Current Liabilities.

                  "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Lien, the following conditions:

                  (a) the Company or the Restricted Subsidiary, as applicable, shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                  (b) at the option and at the reasonable request of the Administrative Agent, to the extent such Lien is in an amount in excess of $250,000, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

                  (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

                  "COVERED TAXES" has the meaning ascribed to it in Section
11.19.

                  "CREDIT DOCUMENTS" means the Loan Documents and the Security Documents.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                  "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

                  "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final Maturity Date of the Loan, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in clause (i) above, in each case at any time prior to the final maturity of the Loan; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final Maturity Date shall be deemed to be Disqualified Capital Stock.

                  "DOLLARS" or the sign "$" means the lawful money of the United States.

                  "EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

                  (1)      Consolidated Net Income;

                  (2) to the extent Consolidated Net Income has been reduced thereby:

                           (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or nonrecurring and non-operational charges or gains);

                           (b)      Consolidated Interest Expense; and

                           (c)      Consolidated Non-cash Charges; and

                  (3) non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transactions,

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies and any investment fund that invests in commercial loans; and (ii) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "EMPLOYEE BENEFIT PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which the Company or a Subsidiary of the Company could incur liability.

                  "ENVIRONMENT" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction by any Governmental Authority or any Person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, investigation, remediation or other cost recovery, contribution, indemnity, consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the Environment, or for fines or penalties, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries or any of their respective properties or predecessors in interest.

                  "ENVIRONMENTAL LAWS" means the common law and all statutes, ordinances, orders, rules, regulations, judgments or decrees relating to (i) pollution or protection of the Environment and public health and welfare, including, without limitation, those relating to the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "ENVIRONMENTAL LIEN" means a Lien in favor of a Governmental Authority or other Person for any liability, damages, costs or any other obligation under an Environmental Law.

                  "ENVIRONMENTAL PERMIT" means any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

                  "EQUIPMENT" has the meaning assigned to such term in the Security Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA ENTITY" means any member of an ERISA Group.

                  "ERISA EVENT" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any

ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan; (i) the making of any amendment to any Pension Plan which would reasonably be expected to result in the imposition of a lien or the posting of a bond or other security; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in material liability to the Company or any of the Subsidiaries of the Company.

                  "ERISA GROUP" means the Company, any Subsidiary of the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary of the Company, are treated as a single employer under Section 414 of the Code.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 7.1.

                  "EXCESS CASH FLOW" means, for any fiscal year of the Company, EBITDA for such period, minus Consolidated Interest Expense (to the extent paid in cash) for such period, minus cash payments of income taxes, minus the amount of Capital Expenditures made by the Company and its Restricted Subsidiaries during such period (except to the extent financed with the proceeds of Indebtedness (other than the incurrence of loans under the Revolving Credit Facility) or equity or pursuant to Capitalized Lease Obligations or to the extent constituting a reinvestment of the Net Cash Proceeds from the sale of any assets under Section 6.13 or the reinvestment of casualty insurance proceeds), minus (plus) additions (reductions) to Consolidated Working Capital (exclusive, without duplication, of the net effect of current assets and current liabilities acquired during the period) for such period, minus permanent repayments of principal (excluding repayments of principal under the Revolving Credit Facility unless accompanied by a permanent reduction of the commitment thereunder in a like amount) of outstanding Indebtedness to the extent actually paid, but excluding repayments made with proceeds of other Indebtedness or equity or casualty insurance proceeds or repayments of principal from the proceeds of direct or indirect sales, issuances, conveyances, leases, assignments, transfers or other dispositions of assets, minus the aggregate cash consideration utilized, without duplication, to pay (A) Permitted Investments made under clause (j) of the definition thereof, (B) dividends made under Section 6.3(b)(4), (C) to make cash payments made under Section 6.3(b)(5) and (D) to pay the fair market value of assets acquired pursuant to clause (b)(i) of the definition of "Permitted Investments," in each case, during such fiscal year (except to the extent such Permitted Investments and dividends were financed with the proceeds of Indebtedness (other than inter-company Indebtedness or the incurrence of loans under the Revolving Credit Facility) or equity or casualty insurance proceeds or proceeds of direct or indirect sales, issuances, conveyances, leases, assignments, transfers or other dispositions of assets) and minus any cash paid in the current period relating to a non-cash charge or expense taken in a prior period.

                  "EXCESS CASH FLOW PERIOD" means (i) the period taken as one accounting period from January 1, 2005 and ending on December 31, 2005 and (ii) each fiscal year of the Company thereafter.

                  "EXCESS EXTRAORDINARY RECEIPTS" has the meaning set forth in
Section 2.5(a)(ii)(II).

                  "EXCESS PROCEEDS" has the meaning set forth in Section 6.13.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXECUTIVE ORDER" has the meaning set forth in Section 4.29.

                  "EXTRAORDINARY RECEIPTS" means the total cash insurance proceeds, condemnation awards or other compensation received by the Company or any of its Restricted Subsidiaries in respect of any Casualty Event; but in the case of any prepayment made pursuant to Section 2.5(a)(ii)(II) hereof (a "CASUALTY PREPAYMENT EVENT"), net of (A) the amount of any tax required to be paid as a result of such Casualty Prepayment Event, (B) all other reasonable costs and expenses properly incurred by the Company or any Restricted Subsidiary of the Company in connection with such Casualty Prepayment Event (including, without limitation, legal, accounting and investment banking fees and brokerage and sales commissions) and (C) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation.

                  "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall, in the case of any assets or property the fair market value of which exceeds $10.0 million, be evidenced by a resolution of the Board of Directors of the Company delivered to the Administrative Agent.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so pub-lished for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

                  "FINANCING TRANSACTIONS" means, collectively, (i) the repayment of the Company's outstanding amounts under its existing $275.0 million revolving credit facility and the termination of such facility, (ii) the repayment and retirement of the Company's (a) $35.0 million in outstanding indebtedness to The Metropolitan Life Insurance Company due in November 2004,
(b) $40.0 million in outstanding indebtedness to John Hancock Life Insurance Company and others due in December 2011 and (c) $25.0 million in outstanding indebtedness to John Hancock Life Insurance Company and others due in September 2009, (iii) the repayment and retirement of the $150.0 million synthetic lease facility of Permaclear East, Inc. maturing in July 2004, (iv) the repayment of all outstanding amounts under and the termination of the Company's existing accounts receivables facility, (v) the prepayment of a raw material contract for no more than $81.0 million and the purchase of the stock of the entity holding such raw material contract for not more than $5.0 million, and (vi) the termination of certain swap agreements of approximately $12.0 million (the agreements, contracts, facilities or arrangements set forth in clauses (i) through (vi) above, each a "REFINANCED FACILITY").

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of (1) EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to (2) the aggregate Fixed Charges of such Person for the Four Quarter Period.

                  In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to
(i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date (the "REFERENCE PERIOD"), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Investment, during the Reference Period, in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of such Person, (iii) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets), of any business or assets, and (iv) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, repayment, Investment, acquisition or asset sale had occurred on the first day of the Reference Period; provided that whenever pro forma effect is given to an acquisition, pro forma expense and cost reductions shall be calculated on a basis consistent with Article 11 of Regulation S-X of the Securities Act and, furthermore, (A) Fixed Charges attributable to any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate in effect for the period, unless such Person or any of its Restricted Subsidiaries is a party to an Interest Rate Agreement of the type described in the definition of "Permitted Indebtedness" which will remain in effect for the 12-month period after the Transaction Date and which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (B) there shall be excluded from Fixed Charges any portion of such Fixed Charges related to any amount of Indebtedness that was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Fixed Charges actually incurred with respect to Indebtedness borrowed (as adjusted pursuant to clause (A)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees any Indebtedness of a third Person, the Fixed Charge Coverage Ratio shall, without duplication, give effect to the incurrence of such Indebtedness as if such Person or Restricted Subsidiary had directly incurred such guaranteed Indebtedness.

                  "FIXED CHARGES" means, with respect to any Person, for any period, the aggregate amount of (i) Consolidated Interest Expense during such period and (ii) dividend requirements on Preferred Stock of such Person and its Restricted Subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock and dividends paid on Preferred Stock of Unrestricted Subsidiaries)) paid or scheduled to be paid in cash during such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a resolution of the Board of Directors) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness incurred during such period (other than Indebtedness incurred pursuant to working capital facilities) that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated and (c) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Rate Agreements attributable to such period. For purposes of clause
(ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such Person and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

                  "FOREIGN PLAN" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary of the Company with respect to employees employed outside the United States.

                  "FOREIGN SUBSIDIARY" means each Subsidiary of the Company that is incorporated or organized under the laws of and conducts substantially all of its business in any jurisdiction other than the United States, any State thereof, the United States Virgin Islands or Puerto Rico.

                  "FUNDING SUBSIDIARY GUARANTOR" has the meaning ascribed to it in Section 10.6.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date hereof.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

                  "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

                  "GUARANTEE OBLIGATIONS" means, as to any Subsidiary Guarantor, all obligations of every nature of such Subsidiary Guarantor from time to time owing to the Lenders and the Administrative Agent under the Credit Documents to which it is a party (including its Guarantee), whether for principal, reimbursements, interest, premium, fees, penalties, expenses, indemnities, damages or otherwise.

                  "GUARANTEES" means, collectively, the guarantees delivered to the Lenders by the Subsidiary Guarantors pursuant to Article 10 which are evidenced by notations of guarantee substantially in the form of Exhibit VIII.

                  "HAZARDOUS MATERIALS" means any pollutant, contaminant, waste, chemical, material or substance or constituent, including without limitation, any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable and require abatement, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas, subject to regulation or which could give rise to liability under Environmental Laws.

                  "INCUR" means to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided, however, that the accretion of principal of a non-interest bearing or other discount security or the accrual of interest shall not be deemed the incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication

                  (i) all indebtedness, obligations and liabilities of such Person for borrowed money,

                  (ii) that portion of obligations with respect to Capitalized Lease Obligations that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP,

                  (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person,

                  (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services, conditional sale obligations and obligations under title retention agreements (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument,

                  (v) all indebtedness, obligations and liabilities (other than those constituting an operating lease) secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person,

                  (vi) guarantees of such Person in respect of Indebtedness of other Persons,

                  (vii) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above,

                  (viii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, and

                  (ix) all obligations and liabilities under Currency Agreements, Interest Rate Agreements and Raw Material Hedge Agreements and similar agreements or arrangements.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, "Indebtedness" shall not include trade payables and accrued liabilities incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Permitted Encumbrance. Indebtedness shall not include deferred payments on intercompany sales pursuant to appropriate transfer pricing terms and which are paid within 45 days or in accordance with customary trade terms between unaffiliated parties.

                  "INDEMNIFIED LIABILITIES" has the meaning ascribed to such term in Section 11.4.

                  "INDEMNITEES" has the meaning ascribed to such term in Section 11.4.

                  "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to
Section 5.4 and all renewals and extensions thereof.

                  "INSURANCE REQUIREMENTS" means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

                  "INTERCOMPANY INDEBTEDNESS" means any Indebtedness of the Company or any Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor that, in the case of the Company, is owing to any Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor and that, in the case of any such Subsidiary, is owing to the Company or any Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor; provided that if as of any date any Person other than the Company or a Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebt-edness shall no longer be Intercompany Indebtedness permitted to be incurred pursuant to Section 6.1(iv).

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement set forth in Exhibit XIII, as may be amended, restated, supplemented and/or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" shall have the meaning set forth in
Section 2.3.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap or floor agreement, interest rate collar agreement or other similar agreement or arrangement

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Quarterly Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Quarterly Period.

                  "INTERNAL REVENUE CODE" or "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

                  "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit and receivables and deposits to secure leases by the Company and its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company (a) sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary or (b) enters into a transaction such that after giving effect to such transaction any Restricted Subsidiary of the Company ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or transaction equal to the fair market value of the Common Stock of such Restricted Subsidiary which continues to be held directly or indirectly by the Company subsequent to the consummation of the transactions set forth in clauses (a) or (b), as the case may be. Investment shall also include the payment of dividends on, or redemption of, the KHL Preferred Stock, net of cash received from Foreign Subsidiaries that are not Subsidiary Guarantors by the Company or one or more Subsidiary Guarantors.

                  "JOINT LEAD ARRANGERS AND JOINT LEAD BOOKRUNNERS" means DBSI and JPM, or their respective successors, in their capacities as Joint Lead Arrangers and Joint Lead Bookrunners.

                  "KHL" means KHL, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

                  "KHL PREFERRED STOCK" means the 8% Preferred Stock issued prior to the Closing Date by KHL to MAC IBC.

                  "LANDLORD ACCESS AGREEMENT" means an agreement substantially in the form of Exhibit XIV.

                  "LAWS" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession or province, or Tribunal, and "LAW" means each of the foregoing.

                  "LEASES" means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

                  "LENDERS" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment.

                  "LIBOR RATE" means the rate determined on the basis of the offered rates for deposits in U.S. Dollars in the London interbank market for a period of three months which is published by the British Bankers' Association and currently appears on Telerate page 3750 as of 11:00 a.m., London time, on the Interest Rate Determination Date; provided that if, for any reason, such a rate is not published by the British Bankers' Association, the LIBOR Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which the Administrative Agent determines that U.S. Dollars in an amount comparable to the amount of the Loan are being offered to prime banks at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Quarterly Period for a term comparable to such Quarterly Period for settlement in immediately available funds by leading banks in the London interbank market selected by the Administrative Agent divided (and rounded upward to the next whole multiple of 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D under the Board of Governors of the Federal Reserve System (or any successor category of liabilities under such Regulation D).

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" has the meaning set forth in Section 2.1(a).

                  "LOAN COMMITMENT" has the meaning set forth in Section 2.1(a).

                  "LOAN DOCUMENTS" means this Agreement, the Notes and the Guarantees.

                  "LOAN PARTIES" means the Company and each of its Subsidiaries that is party to any Credit Document.

                  "MAC IBC" means MAC IBC Ltd., a company organized under the laws of Barbados.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, results of operations, properties, assets, condition (financial or otherwise), liabilities (actual or contingent) or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results of operations, properties, assets, financial condition or liabilities (actual or contingent) of the Company and its Restricted Subsidiaries, taken as a whole.

                  "MATERIAL SUBSIDIARY" means, with respect to any accounting period, any Restricted Subsidiary of the Company (i) whose revenues (excluding intercompany items) constitute greater than 5% of the aggregate dollar value of the revenues of Company and its Restricted Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 5% of the fair market value of all of the assets of Company and its Restricted Subsidiaries taken as a whole at such time.

                  "MATURITY DATE" has the meaning ascribed to such term in
Section 2.2.

                  "MORTGAGE" means an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which (i) in the case of Real Property owned in fee, shall be substantially in the form of Exhibit X-1 and (ii) in the case of leased Real Property, shall be substantially in the form of Exhibit X-2 or other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

                  "MORTGAGED PROPERTY" means (a) each Real Property identified on Schedule 1.1(c) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c).

                  "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or
(iii) with respect to which the Company or a Subsidiary of the Company could incur liability.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, but not limited to, (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale and legal, accounting and investment banking fees and sales commission(s)), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date, and (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

                  "NON-GUARANTOR SUBSIDIARY" means any Restricted Subsidiary of the Company which is not and is not required pursuant to the terms of this Agreement to be a Subsidiary Guarantor.

                  "NOTES" has the meaning set forth in Section 2.1(d).

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit IV with respect to a proposed borrowing.

                  "OBLIGATIONS" means all obligations of every nature of the Company from time to time owed to the Lenders, the Administrative Agent or the Collateral Agent under the Credit Documents, whether for principal, reimbursements, interest, fees, penalties, expenses, indemnities, damages or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "OFAC" has the meaning set forth in Section 4.29(b)(v).

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary.

                  "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by an Officer.

                  "OPTION" means an option agreement between the Company and a Foreign Subsidiary that is not a Subsidiary Guarantor relating to the value of the common stock of the Company pursuant to which any settlement is deferred until at least one year beyond the final maturity of this Agreement.

                  "OTHER TAXES" has the meaning ascribed to such term in Section 11.19(b).

                  "PAYMENT OFFICE" means the office of the Administrative Agent c/o Deutsche Bank Trust Company Americas located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may designate (with the consent of the Company, which consent shall not unreasonably be withheld) to the Company and the Lenders from time to time.

                  "PAYMENT RESTRICTION" has the meaning ascribed to such term in
Section 6.7.

                  "PBGC" means the United States Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which the Company or a Subsidiary of the Company could incur liability.

                  "PERFECTION CERTIFICATE" means a certificate in the form of
Exhibit XI-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

                  "PERFECTION CERTIFICATE SUPPLEMENT" means a certificate supplement in the form of Exhibit XI-2 or any other form approved by the Collateral Agent.

                  "PERMITTED AFFILIATE TRANSACTIONS" has the meaning ascribed to it in Section 6.8(b).

                  "PERMITTED COLLATERAL LIENS" means (i) Liens of the type described in clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xii),
(xiv), (xv), (xvi) (to the extent expressly permitted therein), (xix)(B), (xx) and (xxiii) of the definition of "Permitted Encumbrances" and (ii) in the case of Mortgaged Property, the Liens described in clauses (iii), (iv), (vi), (vii),
(viii), (x), (xvi) (to the extent expressly permitted therein), (xix)(B), (xx) and (xxiii); provided, however, upon the Closing Date or upon the date of delivery of each additional Mortgage under Section 5.11 or 5.12, Permitted Collateral Liens shall mean only those liens set forth in Schedule B to the applicable Mortgage; and provided, further, with respect to any Liens described in clauses (iii), (iv), (v) and (vi) of the definition of "Permitted Encumbrance," to the extent such Liens are on Collateral, such Liens will only be "Permitted Collateral Liens" if the

Company or the Restricted Subsidiary, as the case may be, has complied with the Contested Collateral Lien Conditions with respect to such Lien.

                  "PERMITTED ENCUMBRANCES" means

                  (i) Liens granted to secure the obligations under any Interest Rate Agreement, any Raw Material Hedge Agreement and any Currency Agreement, in each case, of the type described in the definition of "Permitted Indebtedness";

                  (ii)     Liens existing on the Closing Date set forth on
         Schedule 1.1(a) to the extent and in the manner such Liens are in effect on the Closing Date;

                  (iii) Liens for taxes, assessments, governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (iv) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, suppliers, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more that 60 days or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (vi) any attachment or judgment Lien not constituting an Event of Default;

                  (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

                  (viii) easements, rights-of-way, zoning and other restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

                  (xii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (xiii) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness refinanced was secured and such Liens do not extend to any property other than the property which was subject to the Lien under the Indebtedness being refinanced;

                  (xiv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (xv) Liens arising from filing UCC financing statements regarding leases;

                  (xvi) Liens securing Indebtedness incurred pursuant to clause (x) of the definition of Permitted Indebtedness; provided that up to $20.0 million of such Indebtedness may be secured by Liens on Collateral, which Liens may rank pari passu in priority with any Liens and security interests on Collateral created or granted under any Security Document (such Indebtedness, "ADDITIONAL FIRST PRIORITY INDEBTEDNESS") and the remaining Indebtedness incurred pursuant to such clause may be secured by Liens on Collateral which Liens shall in all respects be subject and subordinate in priority to any Liens and security interests on such Collateral created or granted under any Security Document;

                  (xvii) Liens on assets of Restricted Subsidiaries securing letters of credit issued in the ordinary course of business of such Restricted Subsidiaries;

                  (xviii) Liens securing Intercompany Indebtedness to the extent permitted by clause (iv) of the definition of Permitted Indebtedness;

                  (xix) Liens securing obligations with respect to Indebtedness of the type described in (A) clause (ii) and (B) clauses
         (vi), (vii) and (xxii) of the definition of Permitted Indebtedness;

                  (xx) Liens securing obligations with respect to Indebtedness of the type described in clause (xviii) or (xix) of the definition of Permitted Indebtedness; provided that the Liens on any Collateral securing such obligations shall in all respects be subject and subordinate in priority to any Liens and security interests on such Collateral created or granted under any Security Document;

                  (xxi) Liens securing Indebtedness incurred pursuant to clause (xx) of the definition of "Permitted Indebtedness";

                  (xxii) Liens on assets of a Receivables Subsidiary incurred in connection with an Qualified Securitization Transaction; and

                  (xxiii)  Liens pursuant to Tax Reduction Agreements.

                  "PERMITTED HOLDER" means Warburg Pincus VIII, L.P. and its Affiliates.

                  "PERMITTED INDEBTEDNESS" has the meaning ascribed to it in
Section 6.1(b).

                  "PERMITTED INVESTMENTS" means

                  (a)      Investments in cash and Cash Equivalents;

                  (b) Investments by the Company or by any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a (i) Subsidiary Guarantor or (ii) Restricted Subsidiary of the Company that is not a Subsidiary Guarantor; provided that (A) the aggregate amount of all such Investments made pursuant to this clause (ii) (other than in a Receivables Subsidiary) shall not exceed $5.0 million at any one time outstanding and (B) any such Investment in such Subsidiary Guarantor or Restricted Subsidiary that is not a Subsidiary Guarantor is permitted by Section 6.6; and provided, further that (A) such Subsidiary Guarantor or Restricted Subsidiary that is not a Subsidiary Guarantor has not incurred (and will not incur as a result of or in connection with such transaction) any Indebtedness (other than Indebtedness permitted to be incurred by such Restricted Subsidiary under Section 6.1) and (B) no Investment in any such Subsidiary Guarantor or Restricted Subsidiary that is not a Subsidiary Guarantor (including any transaction pursuant to which any Person becomes a Restricted Subsidiary of the Company) will be a Permitted Investment if and for so long as such Restricted Subsidiary is or would be subject to any Payment Restriction that is not permitted pursuant to Section 6.7;

                  (c) any Investments in the Company by any Restricted Subsidiary of the Company;

                  (d) Investments made by the Company or by its Restricted Subsidiaries out of the Net Cash Proceeds of an Asset Sale made in compliance with Section 2.5(a)(ii)(I);

                  (e) Intercompany Indebtedness of the type described in clause (iv) of the definition of Permitted Indebtedness;

                  (f) accounts receivable created or acquired in the ordinary course of business;

                  (g) obligations or shares of Capital Stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment;

                  (h) Currency Agreements and Interest Rate Agreements, in each case, of the type described in the definition of "Permitted Indebtedness," and the Option;

                  (i) Raw Material Hedge Agreements of the type described in the definition of "Permitted Indebtedness";

                  (j) additional Investments not to exceed $15.0 million at any time outstanding; and

                  (k) Indebtedness and/or equity securities acquired in consideration for an Asset Sale permitted hereunder.

                  "PERMITTED REFINANCING INDEBTEDNESS" means (A) any Refinancing by the Company of Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred or outstanding pursuant to clauses (ii), (iii), (iv), (vi), (vii), (viii), (x), (xi) through (xv) and
(xxii) of the definition of "Permitted Indebtedness," which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein) and (B) any Indebtedness incurred pursuant to a Refinancing by any Restricted Subsidiary of the Company of Indebtedness incurred by such Restricted Subsidiary (other than Indebtedness incurred or outstanding pursuant to clauses
(ii), (iii), (iv), (vi), (vii), (viii), (x), (xi) through (xv) and (xxii) of the definition of "Permitted Indebtedness," which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein); provided that in the case of each of (A) and (B), (i) the principal amount of such Permitted Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums and fees in connection therewith, (ii) the Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (iii) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Loan, such Permitted Refinancing Indebted-ness is subordinated to the Loan at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded.

                  "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PLAN" means (i) any single-employer plan, as defined in
Section 4001(a)(15) of ERISA, that is maintained or contributed to by (or to which there is an obligation to contribute to by) the Company or a Subsidiary of the Company or an ERISA Affiliate and that is subject to Title IV of ERISA, and
(ii) each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), the Company, any Subsidiary of the Company or any ERISA Affiliate could currently incur any liability under such plan.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

                  "PREMISES" has the meaning assigned thereto in the applicable Mortgage.

                  "PREPAYMENT OFFER NOTICE" has the meaning set forth in Section 2.5(a)(ii)(VI).

                  "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act (as it exists on the Closing Date) as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

                  "PRO FORMA BALANCE SHEET" has the meaning ascribed to such term in Section 4.5(a).

                  "PROJECTIONS" has the meaning set forth in Section 3.1(e).

                   "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

                  "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by any Foreign Subsidiary of the Company or a Receivables Subsidiary pursuant to which such Foreign Subsidiary or that Receivables Subsidiary may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Receivables Subsidiary or any Foreign Subsidiary of the Company which subsequently transfers to a Receivables Subsidiary (in the case of a transfer by such Foreign Subsidiary) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), any accounts receivable (whether now existing or arising or acquired in the future) of any Foreign Subsidiaries which arose in the ordinary course of business of such Foreign Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "QUARTERLY PERIOD" means the period commencing on the first calendar day of each of February, May, August or November, if such day is a Business Day, or the first Business Day succeeding the first calendar day of such month and ending on the day next preceding the first Business Day of the following Quarterly Period; provided that the first Quarterly Period shall commence on the Closing Date.

                  "RAW MATERIAL HEDGE AGREEMENTS" means commodity futures contracts, hedging contracts, options or other similar agreements or arrangements.

                  "REAL PROPERTY" means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

                  "REAL PROPERTY ASSETS" means interests in Real Property, including improvements and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries.

                  "RECEIVABLES SUBSIDIARY" means a Wholly-Owned Foreign Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of Foreign Subsidiaries and which is designated (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and
(c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an Officer's Certificate of the Company certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

                  "REFERENCE DATE" has the meaning ascribed to such term in
Section 6.3(a).

                  "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part; "REFINANCED" and "REFINANCING" shall have correlative meanings.

                  "REFINANCED FACILITY" has the meaning set forth in the definition of Financing Transactions.

                  "REGISTER" has the meaning ascribed to such term in Section 5.14.

                  "RELATED BUSINESS" means any capital expenditure or Investment in properties and assets that replace the properties and assets that were the subject of an Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including, without limitation, the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "REPLACEMENT ASSETS" has the meaning set forth in Section 6.13(b)(2).

                  "REQUIRED LENDERS" means Lenders holding in the aggregate more than 50% of the outstanding principal amount of Loans.

                  "REQUIREMENTS OF LAW" means, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

                  "RESTRICTED PAYMENT" has the meaning ascribed to such term in
Section 6.3(a).

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

                  "RETURNS" has the meaning ascribed to such term in Section
4.8.

                  "REVOLVING CREDIT FACILITY" means the revolving credit agreement (the "REVOLVING CREDIT AGREEMENT") to be effective as of the Closing Date, between the Company, the borrowers identified therein, the lenders party thereto in their capacities as lenders thereunder and DBTCA, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee, collateral and security agreements and/or documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "SALE AND LEASEBACK TRANSACTION" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

                  "SECOND LIEN CREDIT FACILITY" means the term loan credit agreement providing for $265.0 million in term loans (the "SECOND LIEN CREDIT AGREEMENT") to be entered into on the date hereof, between the Company, the lenders party thereto in their capacities as lenders thereunder and DBTCA, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee, collateral and security agreements and/or documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Restricted Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "SECURED PARTIES" means, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a hedging agreement relating to the Loan if at the date of entering into such hedging agreement such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Sections 9.3 and 9.9.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENT" means a Security Agreement substantially in the form of Exhibit XII among the Company, the Subsidiaries identified therein and Collateral Agent for the benefit of the Secured Parties.

                  "SECURITY AGREEMENT COLLATERAL" means all property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.11.

                  "SECURITY DOCUMENTS" means the Security Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge any property as collateral for the Obligations.

                  "SOLVENT ENTITY" has the meaning ascribed to such term in
Section 4.5(c).

                  "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

                  "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Subsidiary Guarantor which is expressly subordinated in right of payment to the Loans or the Guarantee of such Subsidiary Guarantor, as the case may be.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned, directly or indirectly, by that Person.

                  "SUBSIDIARY GUARANTORS" means each of the present Restricted Subsidiaries of the Company listed on Schedule 1.1(b) hereto and each Subsidiary of the Company that executes a Guarantee pursuant to Section 6.14.

                  "SURVEY" means a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or marked-up title commitment having the effect of a policy) relating to such Mortgaged Property and issue the endorsements of the type required by
Section 3.1(n)(iii) or (b) otherwise acceptable to the Collateral Agent.

                  "SURVIVING ENTITY" has the meaning ascribed to such term in
Section 6.6(a)(1)(ii).

                  "SYNDICATION AGENT" means JPMorgan Chase Bank.

                  "SYNDICATION DATE" means that date upon which the Administrative Agent determines in its sole discretion (and notifies the Company) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 11.2(a)) has been completed.

                  "TAX REDUCTION AGREEMENT" means an agreement entered into between the Company or a Restricted Subsidiary with a local Governmental Authority relating to the transfer or acquisition of an asset for the purpose of obtaining tax relief; provided that the Company or such Restricted Subsidiary may at any time repossess such asset for nominal net consideration; and provided, further, that such agreements may also be similar to those currently in effect between the Company and Darlington and Florence Counties in South Carolina; provided, further, that if the agreement relates to personal property that constitutes or would constitute Collateral, then the Company shall provide the Administrative Agent the documentation required by Section 3.1(m) (or, to the extent such property could constitute Mortgaged Property, appropriate documentation pursuant to Section 3.1(n)), as well as an acknowledgment or consent from the relevant Governmental Authority that the Lenders have a perfected Lien in such Collateral senior to any Lien purported to be granted in favor of such Governmental Authority.

                  "TAX SHARING AGREEMENT" means any tax sharing or tax allocation agreements entered into by the Company or any of its Subsidiaries.

                  "TAXES" means any and all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

                  "TITLE COMPANY" means Lawyers Title Insurance Corporation or such other title insurance or abstract company as shall be approved by the Collateral Agent insuring the Mortgages.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary of the Company in connection with the Transactions.

                  "TRANSACTION DATE" has the meaning ascribed to such term in the definition of "Fixed Charge Coverage Ratio."

                  "TRANSACTIONS" means, collectively, (i) the closing of and the initial borrowings under the Revolving Credit Facility, (ii) the closing of and incurrence of the Loan hereunder, (iii) the closing of and the borrowings under the Second Lien Credit Facility, (iv) the Financing Transactions and (v) the payment of fees, expenses, commissions and transaction costs in connection with the foregoing.

                  "TRANSFEREE" has the meaning ascribed to such term in Section 11.19.

                  "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory or possession, whether now or hereafter constituted and/or existing.

                  "UCC" means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

                  "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.1(e).

                  "UNITED STATES " or "U.S." means the United States of America.

                  "UNRESTRICTED SUBSIDIARY" of any Person means:

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

                  (1) the Company certifies to the Administrative Agent that such designation complies with Section 6.3; and

                  (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 6.3, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 6.3.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                  (1) (i) immediately after giving effect to such designation, the Fixed Charge Coverage Ratio of the Company shall be not less than the Fixed Charge Coverage Ratio of the Company immediately before such designation; or (ii) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 6.1; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. LEGAL TENDER" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "WHOLLY-OWNED FOREIGN SUBSIDIARY" means a Wholly-Owned Subsidiary which is a Foreign Subsidiary.

                  "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Wholly-Owned Subsidiary which is a Restricted Subsidiary.

                  "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest (other than directors' qualifying shares and/or other nominal amounts of shares held other than by such Person) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person or a combination thereof.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  Section 1.2 Accounting Terms

                  For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  Section 1.3 Other Definitional Provisions

                  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                   ARTICLE 2

              AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

                  Section 2.1 The Loan

                  (a) Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree to lend to the Company on the Closing Date $185.0 million, in the aggregate (the "LOAN"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Loan to the Company pursuant to this Section 2.1(a) are herein called individually, the "LOAN COMMITMENT" and collectively, the "LOAN COMMITMENTS."

                  (b) Notice of Borrowing. When the Company desires to borrow under this Section 2.1, it shall deliver to the Administrative Agent a Notice of Borrowing no later than 3:00 P.M. (New York time), at least one Business Day in advance of the Closing Date or such later date as shall be agreed to by the Administrative Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of its share of the Loan and the other matters covered by the Notice of Borrowing.

                  (c) Disbursement of Funds. No later than 11:00 a.m. on the Closing Date, each Lender will make available its pro rata share of the Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Legal Tender and immediately available funds at the Payment Office and the Administrative Agent immediately will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Administrative Agent its portion of the Loan to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available the same to the Company, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the

Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Company, the then applicable rate of interest on the Loan.

                  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

                  (d) Notes. The Company shall execute and deliver to each Lender on the Closing Date a Note dated the Closing Date substantially in the form of Exhibit I to evidence such Lender's portion of the Loan Commitment and with appropriate insertions (the "NOTES").

                  (e) Termination of Loan Commitment. The Loan Commitment hereunder shall terminate on February 11, 2004 if no portion of the Loan has been funded (other than as a result of the failure of the Lenders to fulfill their obligations hereunder) on or before such date.

                  (f) Pro Rata Borrowings. The Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Loan hereunder and that each Lender shall be obligated to make its portion of the Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  Section 2.2 Maturity of the Loan

                  The Loan shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on February 10, 2009 (or if not a Business Day, on the first Business Day thereafter) (the "MATURITY DATE").

                  Section 2.3 Interest on the Loan

                  (a) Rate of Interest. The Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) for each Quarterly Period at a rate per annum equal to the Applicable Rate for such period.

                  (b) Interest Payments. Interest on the Loan shall be payable on each February 1, May 1, August 1 and November 1 (each, an "INTEREST PAYMENT DATE") of each year (commencing on May 1, 2004) and at maturity of the Loan.

                  (c) Post-Maturity Interest. Any principal payments on the Loan not paid when due and, to the extent permitted by applicable law, any interest payment on the Loan not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loan.

                  (d) Computation of Interest. Interest on the Loan shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on the Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided that if the Loan is repaid on the same day on which it is made, one day's interest shall be paid on the Loan.

                  Section 2.4 Fees

                  The Company agrees to all fees and other obligations owed to any Agent pursuant to letter agreements between the Company and such Agent in accordance with, and at the times specified by, each such letter agreement.

                  Section 2.5 Prepayments and Payments

                  (a)      Prepayments

                  (i) Voluntary Prepayments. The Company may, upon not less than five Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent on any Interest Payment Date, prepay the Loan made to the Company in whole or in part at any time at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning February 10 of the years indicated below:

Year                                                                      Percentage
----                                                                      ----------
2004..................................................................       102.0%
2005..................................................................       101.0%
2006 and thereafter...................................................       100.0%;

provided that each partial prepayment of principal of the Loan shall be in an amount that is a multiple of $1.0 million and in an aggregate amount of not less than $5.0 million.

                  Notice of prepayment having been given as aforesaid, the principal amount of the Loan to be prepaid shall become due and payable on the prepayment date. Amounts of the Loan so prepaid may not be reborrowed.

                  (ii)     Mandatory Prepayments.

                  (I) Prepayments from Asset Sales. Subject to and in accordance with the provisions of Section 6.13, and in accordance with clause
(VI) below, the Company shall provide the Administrative Agent with a Prepayment Offer Notice and each Lender shall have the right to require the Company to apply, or to cause any Restricted Subsidiary of the Company to apply, up to 100% of the Excess Proceeds toward the prepayment at par of all or a portion of such Lender's outstanding portion of the Loan; provided that no such prepayment shall be required under this Section 2.5(a)(ii)(I) with respect to the disposition of property which constitutes a Casualty Event.

                  (II) Prepayments from Casualty Events. (w) In connection with the receipt of any Extraordinary Receipts from a Casualty Event by the Company or any of its Restricted Subsidiaries, so long as no Potential Event of Default or Event of Default shall then exist or arise therefrom, the Company or such Restricted Subsidiary may elect to apply such Extraordinary Receipts toward the repair, replacement or restoration of any property in respect of which such Extraordinary Receipts were paid or to reinvest in other fixed or capital assets, no later than 365 days following the date of receipt of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Extraordinary Receipts thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

                  (x) Any Extraordinary Receipts not applied within the 365-day period set forth in clause (w) above (or earlier, at the option of the Company) to so repair, replace, restore or reinvest in accordance with such clause shall constitute "EXCESS EXTRAORDINARY RECEIPTS." When the aggregate amount of Excess Extraordinary Receipts exceeds $2.0 million the Company shall provide the Administrative Agent with a Prepayment Offer Notice in accordance with the provisions of clause (VI) below and each Lender shall have the right to require the Company to apply or to cause any Restricted Subsidiary of the Company to apply, up to 100% of the Excess Extraordinary Receipts therefrom toward the prepayment at par of all or a portion of such Lender's outstanding Loan.

                  (y) Pending the final application thereof, all Extraordinary Receipts in excess of $5.0 million in the aggregate in respect of all Casualty Events affecting Collateral shall be held in the Collateral Account and released therefrom only in accordance with the provisions of Article 8 and all other Extraordinary Receipts may be used to temporarily reduce Indebtedness under the Revolving Credit Facility.

                  (z) Upon completion of the repayment offer set forth in clause (x) above, the amount of Excess Extraordinary Receipts will be deemed to have been reset to zero.

                  (III) Prepayments from Excess Cash Flow. On the second Business Day of April of each year beginning in 2006 (such date, the "EXCESS CASH FLOW PAYMENT DATE"), if

Excess Cash Flow for the applicable Excess Cash Flow Period is in excess of $2.0 million, the Company shall provide the Administrative Agent with a Prepayment Offer Notice and each Lender shall have the right to require the Company to apply an aggregate principal amount equal to up to 50% of the Excess Cash Flow for the Excess Cash Flow Period then ended toward the prepayment at par of all or a portion of such Lender's outstanding Loan in accordance with Section 2.5(a)(ii)(IV); provided, however, if on such date Available Liquidity (after giving effect to the prepayment required by this Section 2.5(a)(ii)(III)) is less than $50.0 million, then the "Excess Cash Flow Payment Date" shall be the second Business Day of the next succeeding month when Available Liquidity (after giving effect to the prepayment required by this Section 2.5(a)(ii)(III)) is at least $50.0 million and, provided, further, the Company shall not be obligated to provide a Prepayment Offer Notice if the Fixed Charge Coverage Ratio (as defined in the Revolving Credit Agreement as in effect on the Closing Date) for the applicable Excess Cash Flow Period is not greater than 1.0 to 1.0.

                  (IV) Application of Prepayments. Mandatory prepayments will first be applied to the then outstanding Obligations under the Loan.

                  (V) Application to Other Indebtedness. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Restricted Subsidiaries is obligated to apply any amounts pursuant to this
Section 2.5(a)(ii) (other than in connection with sales of Collateral) to the prepayment of the Loan or fund the Collateral Account to the extent that such amounts are required to be and are applied or funded pursuant to the Revolving Credit Facility in satisfaction of obligations under the Revolving Credit Facility in accordance with the terms thereof.

                  (VI) Notice and Prepayment Procedures. The Company shall provide a written notice (a "PREPAYMENT OFFER NOTICE") to the Administrative Agent, (A) in the case of clause (I) above, within one Business Day of the expiration of the 365-day period referred to in Section 6.13, (B) in the case of clause (II) above, within one Business Day of the expiration of the 365-day period referred to therein, and (C) in the case of clause (III) above, on the date referred to therein (unless, in each case, shorter notice is satisfactory to the Administrative Agent), which Prepayment Offer Notice shall state the Section and clause of this Agreement pursuant to which such Prepayment Offer Notice is being delivered and the maximum aggregate amount which the Lenders may require the Company to prepay thereunder. The Administrative Agent shall notify the Lenders of its receipt of such Prepayment Offer Notice within three Business Days of its receipt thereof (provided that failure to do so by the Administrative Agent shall not limit the rights of any Lender to require the Company to prepay any amounts pursuant to this Section 2.5(a)(ii)). Within five Business Days of receipt of such notice from the Administrative Agent, each Lender shall submit to the Administrative Agent the amount, if any, such Lender elects to require the Company to prepay with respect to such Lender's outstanding portion of the Loan. To the extent the Lenders shall elect to require the Company to prepay the Loan in an amount exceeding the maximum amount required to be offered for pre-payment pursuant to the applicable clause of this Section 2.5(a)(ii), such portion of the Loan will be prepaid on a pro rata basis (based on the amounts each Lender submits for prepayment). Within ten Business Days of its receipt of the Prepayment Offer Notice, the Administrative Agent shall advise the Company as to the amounts to be prepaid pursuant to this Section 2.5(a)(ii) and the date on which such amounts are due, which date shall be any Business Day (determined by the Administrative Agent) within 30 days after the day it so advises the Company.

                  (iii) Company's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. Amounts prepaid pursuant to this
Section 2.5 may not be reborrowed.

                  (b) Manner and Time of Payment. All payments of principal and interest hereunder and under the Notes by the Company shall be made without defense, set off or counterclaim and in same-day funds and delivered to the Administrative Agent, unless otherwise specified, not later than 3:00 P.M. (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Administrative Agent to charge its account with the Administrative Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

                  (c) Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

                  (d) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Loan and payments of principal or interest on any such Note.

                  Section 2.6 Use of Proceeds

                  (a) The Loan. The proceeds of the Loan shall be applied by the Company, together with borrowings under the Second Lien Credit Facility and the initial borrowings under the Revolving Credit Facility, to finance the Financing Transactions and pay Transaction Costs.

                  (b) Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the bor-rowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                                   ARTICLE 3

                                   CONDITIONS

                  Section 3.1 Conditions to the Loan

                  The obligations of the Lenders to make the Loan are subject to prior or concurrent satisfaction of each of the following conditions:

                  (a) On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Administrative Agent shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

                           1. a copy of the Company's and each Subsidiary Guarantor's charter, certified as of the Closing Date by one of its Officers, together with a certificate of status, compliance, good standing or like certificate with respect to the Company and each Subsidiary Guarantor issued by the appropriate government officials of the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Date;

                           2. a copy of the Company's and each Subsidiary Guarantor's bylaws, certified as of the Closing Date by one of its Officers;

                           3. resolutions of the Company's and each Subsidiary Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the Credit Documents to which it is a party and any other documents, instruments and certificates required to be executed by the Company or such Subsidiary Guarantor in connection herewith and therewith and approving and authorizing the execution and delivery of the Credit Documents and the consummation of the Transactions, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

                           4. executed copies of (i) this Agreement, (ii) the Notes substantially in the form of Exhibit I executed in accordance with Section 2.1(d) drawn to the order of the Lenders and with appropriate insertions and (iii) the other Credit Documents;

                           5. an originally executed Notice of Borrowing substantially in the form of Exhibit IV, signed by a duly authorized Officer of the Company;

                           6. originally executed copies of the written opinions of (I) Edwards & Angell, LLP, counsel for the Company and the Subsidiary Guarantors, substantially in the form of
                  Exhibit V and addressed to the Lenders, which shall include an opinion as to the absence of any material misstatement or omission in the Company's reports on Forms 10-K and 10-Q filed with the Commission since February 1, 2003, (II) Edwards & Angell, LLP, counsel for the Company and the Subsidiary Guarantors, substantially in the form of Exhibit VI and addressed to the Lenders, (III) the opinions of the various local counsel identified on Exhibit VII-1 in the form of
                  Exhibit VII-2 and addressed to the Lenders, and (IV) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Administrative Agent shall have reasonably requested including, without limitation, receipt of an environmental report and technical reports from independent consultants in respect of the Company and the Subsidiaries of the Company and their respective properties, in form and substance reasonably satisfactory to the Administrative Agent;

                           7. a solvency certificate addressed to the Administrative Agent and dated the Closing Date from the chief financial officer of the Company, which solvency certificate shall be in the form of Exhibit II (appropriately completed), expressing opinions of value and other appropriate factual information regarding the solvency of the Company and its Subsidiaries (on a consolidated basis) after giving effect to the Transactions and the incurrence of all financings contemplated herein;

                           8.       executed or conformed copies of the
                  Revolving Credit Agreement and the Second Lien Credit Agreement and any amendments thereto made on or prior to the Closing Date and the related security agreements and documents and other ancillary documents related thereto and a copy of each legal opinion delivered in connection with therewith, and in each case, the terms and provisions of thereof and all documents and instruments relating thereto shall be reasonably satisfactory to the Administrative Agent; and

                           9. a notation of Guarantee, executed and delivered by each Subsidiary Guarantor, dated the date of this Agreement, substantially in the form of Exhibit VIII.

                  (b) On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions shall have been obtained and remain in full force and effect and all applicable waiting periods under Law applicable to the Financing Transactions shall have expired without any action being taken by any competent authority (including, without limitation, any Tribunal) which restrains, prevents or imposes materially adverse conditions upon the completion of the Financing Transactions or the financing thereof and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Administrative Agent shall have been delivered to the Administrative Agent.

                  (c) On or before the Closing Date, the Company shall have paid all fees payable on the Closing Date pursuant to Section 2.4.

                  (d) Prior to or substantially concurrent with the borrowing of the Loan, (i) the Company shall have closed the Revolving Credit Agreement providing for commitments to the Company and/or the Subsidiary Guarantors of up to $175.0 million (and not less than $125.0 million) and shall have drawn not more than $60.0 million thereunder and which at the Closing Date shall provide for then current available borrowings of not less than $90.0 million; (ii) the Company shall have closed the Second Lien Credit Agreement and shall have received not less than $265.0 million (before giving effect to the 2.0% fee to market) in term loans pursuant thereto; and (iii) the Company shall have consummated the Financing Transactions, repaid all amounts outstanding under each of the Refinanced Facilities, terminated any and all commitments with respect thereto and any and all Liens and/or other security interests granted or created thereunder shall have been released and/or terminated, and, in each case, the Company shall have provided to the Administrative Agent satisfactory evidence of such.

                  (e) The Administrative Agent shall have received and reviewed, and be satisfied with, (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company prepared in accordance with GAAP for each of the last three fiscal years ending more than 90 days prior to the Closing Date, in each case, audited by and accompanied by an unqualified opinion (other than with respect to changes of methods of accounting in accordance with GAAP and the exclusion of an opinion on reports of other auditors) of the Company's independent public accountants, within the meaning of the Securities Act (the "AUDITED FINANCIAL STATEMENTS"),
         (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Company prepared in accordance with GAAP for each fiscal quarter (other than the year-end fiscal quarter) ending after the last fiscal year covered by the Audited Financial Statements and prior to 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (the "UNAUDITED FINANCIAL STATEMENTS") (with respect to which the independent auditors shall have performed a SAS 71 or SAS 100 review, as applicable), (iii) forecasts of the financial performance of the Company and its Subsidiaries through December 31, 2008 (the "PROJECTIONS") and (iv) such other financial informa-tion as the Administrative Agent or the Joint Lead Arrangers and Joint Lead Bookrunners may reasonably request.

                  (f) Simultaneously with the making of the Loan by the Lenders, the Company shall have delivered to the Administrative Agent an Officer's Certificate from the Company in the form of Exhibit XV hereto dated the Closing Date and signed by the chief financial officer of the Company to the effect that (i) the representations and warranties in Article 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company hereunder on or prior to the Closing Date (other than such conditions the satisfaction of which is subject to the satisfaction of the Administrative Agent and/or the Required Lenders) and (iii) all conditions to the consummation of the Financing Transactions in any agreements governing the Financing Transactions and all conditions set forth in the agreements governing the Second Lien Credit Facility and all conditions set forth in the agreements governing the Revolving Credit Facility have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Administrative Agent's prior written consent.

                  (g) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

                  (h) The pro forma consolidated capital structure of the Company and its Subsidiaries, after giving effect to the Transactions, shall be satisfactory to the Administrative Agent, and, other than the Loan and the obligations under the Revolving Credit Facility and the Second Lien Credit Facility, the Company shall have no outstanding Indebtedness or Preferred Stock except as set forth on Schedule 3.1(h) hereto.

                  (i) (a) There shall not have occurred since September 30, 2003 (as disclosed in the Company's Quarterly Report on form 10-Q for such quarter, as filed with the Commission on November 14, 2003) anything which the Lenders shall reasonably determine could have a material adverse effect on the rights or remedies of the Lenders, or on the ability of the Company to perform its obligations to the Lenders or which has, had or could have a Material Adverse Effect; and (b) since the date hereof (i) trading in securities generally on the New York or American Stock Exchange shall not have been suspended; minimum or maximum prices shall not have been established on any such exchange;
         (ii) a banking moratorium shall not have been declared by New York or United States authorities; and (iii) there shall not have occurred either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the general financial markets of the United States which, in the reasonable judgment of the Administrative Agent, would materially and adversely affect the ability to sell or syndicate the Loan.

                  (j) The Administrative Agent and its counsel shall be satisfied that the consummation of the Financing Transactions and the related financing, including the funding of the Loan, shall be in compliance with all applicable Laws (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System). On or prior to the Closing Date, all necessary governmental (domestic and foreign), regulatory and third-party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing (i) with respect to the Transactions or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or with respect to any existing indebtedness or
         (ii) which the Administrative Agent shall reasonably determine would reasonably be likely to have a materially adverse effect on the Transactions or on the rights or remedies of any Agent or the Lenders, or on the ability of the Company or any of its Subsidiaries to perform its respective obligations hereunder to the Administrative Agent and the Lenders.

                  (k) The Company and each of its Subsidiaries shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable Environmental Laws.

                  (l) The Company shall have received senior secured debt ratings on the Loan from both Moody's and S&P.

                  (m) The Collateral Agent shall have received duly executed counterparts of the Security Agreement together with:

                           (i) UCC financing statements in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Credit Documents, evidence satisfactory to the Administrative Agent that the Company has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

                           (ii) certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or compara-ble documents that name the Company as debtor and that are filed in those state and county jurisdictions in which any property of the Company is located and the state and county jurisdictions in which the Company is organized or maintains its principal place of business and such other searches that the Collateral Agent deems reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent);

                           (iii)    with respect to each location set forth on
                  Schedule 3.1(m)(iii), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement shall be required with respect to any Real Property that could not be obtained after the Loan Party that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so;

                           (iv) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Company of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents; and

                           (v) written consents to the execution and performance of the Loan Documents duly executed by Darlington County, South Carolina and by Florence County, South Carolina in form and substance reasonably satisfactory to the Administrative Agent.

                  (n)      The Collateral Agent shall have received:

                           (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be reasonably required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments reasonably necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

                           (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as reasonably necessary to consummate the Transactions or as shall reasonably be deemed reasonably necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                           (iii) with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on Schedule 3.1(n)(iii), which policy (or such marked-up commitment) (each, a "TITLE POLICY") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot revolving credit, and so-called comprehensive coverage over covenants and restrictions, provided such endorsements are available in the jurisdiction where each Mortgaged Property is located), and (E) contain no exceptions to title other than exceptions acceptable to the Collateral Agent;

                           (iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be reasonably required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

                           (v) evidence reasonably acceptable to the Collateral Agent of payment by the Company of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses reasonably required for the recording of the Mortgages and issuance of the Title Policies referred to above;

                           (vi) with respect to each Real Property or Mortgaged Property, copies of all Leases in which the Company or any Subsidiary Guarantor holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

                           (vii) with respect to each Mortgaged Property, each Loan Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property; and

                           (viii) with respect to each Mortgaged Property, a survey satisfying clauses (a)(i), (ii), (iii) and (v) of the defined term Survey.

                  (o) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.4 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (p) Except as disclosed in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003, as filed with the Commission on November 14, 2003, there shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any other Loan Party to fully and timely perform its obligations under the Credit Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

                  (q) The Administrative Agent shall have entered into the Intercreditor Agreement with the agent under the Revolving Credit Facility and the agent under the Second Lien Credit Facility.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loan, the Company represents and warrants with respect to itself to the Lenders that, at the time of execution hereof and upon giving effect to consummation of the Transactions, the following statements are true, correct and complete:

                  Section 4.1 Company Status

                  Each of the Loan Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  Section 4.2 Company Power and Authority

                  Each of the Loan Parties has the power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of such Credit Document. Each of the Loan Parties has duly executed and delivered each of the Credit Documents to which it is a party, and each such Credit Document constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  Section 4.3 No Violation

                  Neither the execution, delivery or performance by the Company or any of its Subsidiaries of any of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the transactions contemplated therein, (i) will contravene in any material respect any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except for any such conflict, breach or Lien which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (iii) will violate any provision of the certificate of incorporation or bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries.

                  Section 4.4 Governmental Approvals

                  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transactions, (ii) the execution, delivery and performance of any Credit Document or (iii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  Section 4.5 Financial Statements; Financial Condition;
                              Undisclosed Liabilities; Projections; Etc.

                  (a) (i) The Audited Financial Statements furnished to the Lenders prior to the Closing Date, (ii) the Unaudited Financial Statements furnished to the Lenders prior to the Closing Date and (iii) the unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2003 and after giving effect to the Transactions and the incurrence of all Indebtedness contemplated thereby as set forth on Schedule 4.12 (the "PRO FORMA BALANCE SHEET"), in each case present fairly in all material respects the financial condition of the Company and its Subsidiaries at the date of such statements of financial condition and the results of the operations of the Company and its Subsidiaries for the periods covered thereby (or, in the case of the Pro Forma Balance Sheet, presents a good faith estimate of the consolidated pro forma financial condition of the Company (after giving effect to the Transactions at the date thereof)), subject, in the case of Unaudited Financial Statements, to normal year-end adjustments. All such financial statements (other than the aforesaid Pro Forma Balance Sheet) have been prepared in accordance with GAAP, consistently applied (other than as set forth therein), except, in the case of the quarterly statements, for the omission of footnotes, and certain reclassifications and ordinary end of period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).

                  (b) After giving effect to the Transactions, since September 30, 2003 (as disclosed in the Company's Quarterly Report on Form 10-Q for such quarter), there has been no Material Adverse Change.

                  (c) On and as of the Closing Date, after giving effect to the Transactions and to all Indebtedness being incurred or assumed in connection therewith, and Liens created by each party in connection therewith, (x) the sum of the assets, at a fair valuation, of each of the Company and its Subsidiaries taken as a whole and the Company and the Subsidiary Guarantors taken as a whole (each of the foregoing, a "SOLVENT ENTITY") will exceed its debts; (y) each Solvent Entity has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) each Solvent Entity will have sufficient capital with which to conduct its business. For purposes of this Section 4.5(c), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, secured or unsecured.

                  (d) On and as of the Closing Date, the Projections which have been delivered to the Administrative Agent and the Lenders prior to the Closing Date, are based on good faith estimates and assumptions made by management of the Company as of the date of such Projections and there are no statements or conclusions in any of the Projections which are based upon or include information known to the executive officers of the Company to be misleading or which fail to take into account material information regarding the matters reported therein, it being understood by the Administrative Agent and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the periods covered by the Projections may differ from the projected results set forth therein.

                  (e) Except as fully reflected in the financial statements described in Section 4.5(a) and the Indebtedness incurred under this Agreement, the Revolving Credit Facility and the Second Lien Credit Facility, as of the Closing Date, (i) there were no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would reasonably be expected to have Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries knows of any basis for the assertion against it or any of its Subsidiaries of any such liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 4.5(a) and that, either individually or in the aggregate, is or would be reasonably be expected to have a Material Adverse Effect.

                  Section 4.6 Litigation

                  (a) Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed with the Commission on November 14, 2003, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (excluding actions, suits or proceedings under Environmental Laws, which matters are covered in Section 4.17)
(i) that involve any Credit Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) Except for matters covered by Section 4.17, neither the Company nor any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  Section 4.7 True and Complete Disclosure

                  All factual information (taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents and the Confidential Information Memorandum) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, taken as a whole, is, and all other such information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided; provided that with respect to projected financial information, the only representations and warranties made hereby are that such information was prepared based on good faith estimates and assumptions made by management of the Company believed to be reasonable at the time made and that there are no statements or conclusions in any such information which are based upon or include information known to the executive officers of the Company to be misleading or which fail to take into account material information regarding the matters reported therein.

                  Section 4.8 Tax Returns and Payments

                  Each of the Company and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all Federal, material state and other material returns, statements, forms and reports for Taxes (the "RETURNS") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all material Taxes payable by them other than Taxes which are not due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and for which non-payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any material Taxes relating to the Company or any of its Subsidiaries. As of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or its

Subsidiaries (except for the extension of time related to the income tax returns of the Company's Dutch Subsidiaries), or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material Tax liability in connection with the Transactions.

                  Section 4.9 Compliance with ERISA

                  (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $17.0 million the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

                  (b) Except where noncompliance would not reasonably be expected to result in a Material Adverse Effect, the Foreign Plans have been maintained in substantial compliance with their terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and neither the Company nor any Subsidiary of the Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under the Foreign Plans which are funded, determined as of the date of the most recent financial statements reflecting such amounts on the basis of actuarial assumptions, each of which is reasonable (based on the actuarial assumptions used for purposes of the applicable jurisdiction's financial reporting requirements), does not exceed the current value of the assets of the Foreign Plans, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

                  Section 4.10 Representations and Warranties in Documents

                  All representations and warranties by the Company and its Subsidiaries set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Closing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

                  Section 4.11 Properties

                  (a) Each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all material properties owned or leased by them, including all property reflected in the balance sheets referred to in Section 4.5(a) and in the Pro Forma Balance Sheet (except as sold or otherwise disposed of since the respective dates of such balance sheets in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) in the case of Collateral, Permitted Collateral Liens, (ii) in the case of all other material property, Permitted Encumbrances, and (iii) as referred to in the balance sheets or in the notes thereto. The property of the Company and its Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such condition would not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Company and its Subsidiaries (taken as a whole) as presently conducted.

                  (b) Schedule 4.11(b) contains a true and complete list of each interest in Real Property (i) owned by the Company and its Subsidiaries as of the date hereof and describes the type of interest therein held by the Company and its Subsidiaries and (ii) leased, subleased or otherwise occupied or utilized by the Company or its Subsidiaries, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by the Company and its Subsidiaries and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

                  (c) Neither the Company nor any Subsidiary of the Company has received any notice of, nor has actual knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the U.S. Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.4(d).

                  (d) The Company and its Subsidiaries own or have rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to the Company's and its Subsidiaries' businesses as currently conducted. The use by the Company and its Subsidiaries of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that the Company's or its Subsidiaries' use of any Collateral does or may violate the rights of any third party that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (e) Each of the Company and its Subsidiaries shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear and damage by casualty excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of the Company's and its Subsidiaries' respective businesses.

                  Section 4.12 Capitalization

                  On the Closing Date, the capitalization of the Company is as set forth on Schedule 4.12. All outstanding securities set forth on such schedule have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights, except, with respect to preemptive rights, as set forth on Schedule 4.12 (or as disclosed in the Company's definitive Proxy statement for its special meeting of stockholders on June 26, 2003). Except as set forth on Schedule 4.12 (or as disclosed in the Company's definitive Proxy statement for its special meeting of stockholders on June 26, 2003), the Company does not have outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

                  Section 4.13 Subsidiaries

                  On and as of the Closing Date, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 4.13. Schedule 4.13 correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Company in each class of Capital Stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of Capital Stock of each Subsidiary of the Company have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule 4.13, no Subsidiary of the Company has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any stock appreciation or similar rights.

                  Section 4.14 Compliance with Statutes, Etc.

                  Each of the Company and its Subsidiaries and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under Section 4.17), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 4.15 Investment Company Act

                  Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.16 Public Utility Holding Company Act

                  Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.17 Environmental Matters

                  Except for such failures and noncompliances of the types described herein which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                  (a) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries is liable for any damages, costs, penalties, fines, or forfeitures under such Environmental Laws; there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property Assets owned or operated by the Company or any of its Subsidiaries; and there are no facts, circumstances, conditions or occurrences on any Real Property Assets at any time owned or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, on any property adjoining or in the vicinity of any such Real Property Assets that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property Assets currently owned or operated by the Company or any of its Subsidiaries, or (ii) to cause any such currently owned Real Property Assets to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property Assets by the Company or any of its Subsidiaries under any applicable Environmental Law; and

                  (b) The Company and its Subsidiaries have not at any time generated, used, treated, stored disposed of Hazardous Materials on, or transported Hazardous Materials to or from, or Released Hazardous Materials on, under or from any Real Property Assets owned or operated by the Company or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use or maintenance of any such Real Property Assets by the Company's or such Subsidiary's business.

                  (c) Neither the Company nor any of its Subsidiaries is currently conducting any investigation, response or other corrective action at any location pursuant to any Environmental Law, nor are any of them under any obligation to do so; (d) none of the Real Property Assets is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA, or (iii) included on any similar list maintained under any Environmental Law; (e) neither the Company nor any of its Subsidiaries has retained or assumed any liability, contractually, by operation of law or otherwise, under any Environmental Law.

                  Section 4.18 Labor Relations

                  Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the knowledge of the Company, no union organizing activity exists with respect to the employees of the Company or any of its Subsidiaries not currently subject to a collective bargaining agreement, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

                  Section 4.19 Patents, Licenses, Franchises and Formulas

                  Except as described on Schedule 4.19, each of the Company and its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others, which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

                  Section 4.20 Indebtedness

                  Schedule 4.20 sets forth (a) a true and complete list of all Indebtedness (exclusive of Indebtedness pursuant to this Agreement, the Revolving Credit Facility, the Second Lien Credit Facility and inter-company Indebtedness between the Company and Subsidiary Guarantors, among Subsidiary Guarantors or among Foreign Subsidiaries) of the Company and its Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the Transactions and the incurrence of the Loan on such date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commit-ments with respect thereto) and the name of the respective borrower and, if applicable, the Company and Subsidiary that directly or indirectly guaranteed such debt and (b) all Intercompany Indebtedness between (x) the Company or any Subsidiary Guarantor and (y) any Restricted Subsidiary that is not a Subsidiary Guarantor.

                  Section 4.21 Transactions

                  At the time of consummation thereof, the Transactions shall have been consummated in accordance with the terms of the Credit Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transactions in accordance with the terms of the Credit Documents and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transactions. Additionally, there does not exist any judgment, order or injunction with respect to the Company or its Subsidiaries prohibiting or imposing material adverse conditions upon the consummation of the Transactions or the performance by any of the Company or its Subsidiaries of their respective obligations under any Credit Document and all applicable laws.

                  Section 4.22 Insurance

                  Schedule 4.22 set forth a true, complete and correct description of all insurance maintained by the Company and its Subsidiaries as of the Closing Date. All insurance maintained by the Company and its Subsidiaries is in full force and effect, all premiums have been duly paid, neither the Company nor its Subsidiaries have received notice of violation or cancellation thereof, and, with respect to the Company and each other Loan Party, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each of the Company and its Subsidiaries has insurance in such amounts and covering such risks and liabilities as are reasonably prudent.

                  Section 4.23 Security Documents

                  (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agree-

ment), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

                  (b) Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified in the Perfection Certificate (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage.

                  (c)      Each Security Document delivered pursuant to Sections
5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Company's right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

                  Section 4.24 No Default

                  No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

                  Section 4.25 Compliance with Contracts, Etc.

                  None of the Company or any of its Subsidiaries is (A) in violation of its certificate of incorporation, bylaws or other organizational documents, (B) in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or (C) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clauses (B) and (C), for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

                  Section 4.26 Use of Proceeds; Margin Stock, Etc.

                  The proceeds of the Loan will be used solely for the purposes specified herein. Neither the making of the Loan nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

                  Section 4.27 Survival of Representations and Warranties

                  Subject to Section 11.10(b), all representations and warranties in the Credit Documents shall survive delivery of the Notes and the making of the Loan and shall continue until repayment of the Loan and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

                  Section 4.28 Guarantees

                  Each future Subsidiary Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Subsidiary Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Subsidiary Guarantor will not (i) violate any provision of Law, (ii) violate any provision of the charter or bylaws of such Subsidiary Guarantor, or (iii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Subsidiary Guarantor, the Company or any other Subsidiary of the Company under any Contract to which such Subsidiary Guarantor or the Company or any other Subsidiary of the Company is a party or by which the properties or assets of such Subsidiary Guarantor, the Company or any other Subsidiary of the Company may be bound or affected, except, in the case of clauses (i) and (iii), for such violations, breaches, defaults or Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; on the date of such execution and delivery, each Guarantee executed and delivered by a Subsidiary Guarantor shall constitute legal, valid, binding and unconditional obligations of the Subsidiary Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  Section 4.29 Anti-Terrorism Law

                  (a) The Company is not, and, to the knowledge of the Company, none of its Affiliates is, in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

                  (b) The Company is not, and, to the knowledge of the Company, no Affiliate or broker or other agent of the Company is, acting or benefiting in any capacity in connection with the Loan as any of the following:

                  (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

                  (c) The Company is not, and, to the knowledge of the Company, no broker or other agent of the Company is, acting in any capacity in connection with the Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE 5

                              AFFIRMATIVE COVENANTS

                  The Company covenants and agrees that, until the Loan and the Notes and all other Obligations due under this Agreement have been indefeasibly paid in full (other than contingent indemnity obligations not due and payable), it shall perform all covenants in this Article 5 required to be performed by it:

                  Section 5.1 Financial Statements and Other Reports

                  The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to the Administrative Agent and each Lender (unless otherwise specified), provided, however, that the Company shall be deemed to be in compliance with its delivery obligations pursuant to this Section 5.1 with respect to any material or information set forth in this Section 5.1 to the extent such material or information is publicly filed via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System (EDGAR) or any public electronic filing system successor thereto:

                  (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and stockholders' equity and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly period, all of which shall be certified by the chief financial officer or the controller of the Company, subject to normal year-end audit adjustments and the absence of footnotes. If the Company has designated any Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this Section 5.1(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Unrestricted Subsidiaries of the Company separate from the financial condition and results of operations of the Company and its Subsidiaries.

                  (b) Annual Financial Statements. Within 90 days after the close of each fiscal year, (I) the consolidated balance sheet of each of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and stockholders' equity and of cash flows, setting forth, as appropriate, eliminations for intercompany sales and corporate expenses) for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated statements, by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audits of the financial statements of the Company and its Subsidiaries, which audits were conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Potential Event of Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Potential Event of Default or Event of Default with respect to financial and accounting matters included in the covenants set forth in
         Article 6 has occurred and is continuing, a statement as to the nature thereof (provided, no such report shall be required in the event Ernst & Young LLP or such other accountants no longer provide such reports under applicable accounting or auditing standards) and (II) management's discussion and analysis of the important operational and financial developments during such fiscal year. If the Company has designated any Unrestricted Subsidiaries hereunder, then the annual financial information required by this Section 5.1(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Unrestricted Subsidiaries of the Company separate from the financial condition and results of operations of the Company and its Subsidiaries.

                  (c) Officers' Certificates. Together with each delivery of financial statements pursuant to Sections 5.1(a) and (b) above, the Company shall furnish to the Administrative Agent (i) an Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and
         (ii) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the covenants contained in Article 6.

                  (d) Notice of Default or Litigation. As soon as practicable, and in any event within five Business Days after an executive officer of the Company obtains actual knowledge thereof, the Company shall deliver to the Administrative Agent notice of (i) the occurrence of any event which constitutes a Potential Event of Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, or (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries taken as a whole and (iii) any other event which would reasonably be expected to have a Material Adverse Effect.

                  (e) Other Reports and Filings. As soon as practicable, and in any event within 10 Business Days after the filing or delivery thereof, as the case may be, the Company shall deliver to the Administrative Agent copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Commission or any successor thereto, or any governmental authority and copies of all notices and reports which the Company or any of its Subsidiaries shall deliver to holders of their Indebtedness (including Indebtedness pursuant to the Revolving Credit Facility (other than periodic financial reports or projections delivered to holders thereof in the ordinary course) or the Second Lien Credit Facility) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) or holders of their Capital Stock in their capacity as such.

                  (f) Environmental Matters. As soon as practicable, and in any event within 20 Business Days after an executive officer of the Company obtains actual knowledge thereof, the Company shall deliver to the Administrative Agent notice of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other similar or related environmental matters, be reasonably expected to (x) have a Material Adverse Effect or (y) result in a gross remedial cost to the Company or any of its Subsidiaries in excess of $5.0 million, on a gross basis:

                           (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property Assets owned or operated by the Company or any of its Subsidiaries;

                           (ii) any condition or occurrence after the Closing Date on or relating to any Real Property Assets owned or operated by the Company or any of its Subsidiaries that (a) results in noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property Assets;

                           (iii) any condition or occurrence on or relating to any Real Property Assets owned or operated by the Company or any of its Subsidiaries that would reasonably be expected to cause such Real Property Assets to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property Assets under any Environmental Law; and

                           (iv) the taking of any action in response to the actual or alleged presence of any Hazardous Material on, under or emanating from any Real

                  Property Assets owned or operated by the Company or any of its Subsidiaries as required under any Environmental Law.

                  All such notices shall describe in reasonable detail, to the extent known at such time upon diligent inquiry, the nature of the claim, investigation, condition, occurrence or removal or remedial action, and the Company's or such Subsidiary's response or proposed response thereto. In addition, each of the Company and its Subsidiaries will provide the Administrative Agent with copies of all material communications regarding matters reasonably likely to result in environmental liabilities in excess of $5.0 million between the Company or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws, all communications regarding matters reasonably likely to result in environmental liabilities in excess of $5.0 million between the Company or any of its Subsidiaries and any Person (other than its attorneys) relating to Environmental Claims, and such non-privileged detailed reports of any Environmental Claim as may be requested by the Administrative Agent or the Required Lenders.

                  (g) Additional Subsidiaries. The Company shall furnish to the Administrative Agent, promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Company and (b) all of the data required to be set forth in
         Schedule 4.13 with respect to all Subsidiaries of the Company.

                  (h) Other Information. From time to time, such other non-privileged information or documents (financial or otherwise) with respect to the Company or its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

                  Section 5.2 Books, Records and Inspections

                  The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent to visit and inspect, at the Administrative Agent's own expense, as the case may be (or, if a Potential Event of Default or Event of Default is in existence, at the Company's expense), during regular business hours, upon reasonable advance notice and under guidance of officers of the Company or such Subsidiary, any of the properties of the Company and any of its Subsidiaries, and to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to any reasonable extent as the Administrative Agent may reasonably request; provided, the Administrative Agent will not make any such visit or inspection more than once in each fiscal year unless an Event of Default has occurred and is continuing.

                  Section 5.3 Existence; Businesses and Properties

                  (a) The Company will, and cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.6 or Section 6.13 or, in the case of any Restricted Subsidiary, where the failure to perform such obligations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  (b) The Company will, and cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases (except where the failure to comply, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect) and Credit Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.3(b) shall prevent (i) sales of property, consolidations or mergers by or involving the Company in accordance with Section 6.6 or Section 6.13; (ii) the withdrawal by the Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by the Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

                  Section 5.4 Insurance

                  (a) The Company will, and will cause each of its Restricted Subsidiaries to, keep its insurable property adequately insured at all times by financially sound and reputable insurers and, to the extent the Company or such Restricted Subsidiary is self-insured, financially sound and reputable re-insurers; maintain such other insurance or re-insurance, to such extent and against such risks as is reasonably prudent, including insurance with respect to Mortgaged Properties and other properties material to the business of the Company and its

Restricted Subsidiaries, taken as a whole, against such casualties and contingencies and of such types and in such amounts with such deductibles as is reasonably prudent, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, to the extent applicable, (iv) business interruption insurance or re-insurance, as applicable, (v) worker's compensation insurance or re-insurance, as applicable, and such other insurance or re-insurance, as applicable, as may be required by any Requirement of Law and (vi) such other insurance or re-insurance, as applicable, against risks relating to the Collateral as the Administrative Agent may from time to time reasonably require to be in compliance with the foregoing; provided that with respect to physical hazard insurance, neither the Collateral Agent nor the Company shall agree to the adjustment of any claim relating to the proceeds in excess of $10.0 million thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of the Company shall be required when a Potential Event of Default or an Event of Default has occurred and is continuing.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 15 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.

                  (c) The Company will notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.4 is taken out by the Company or any of its Restricted Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  (d) With respect to each Mortgaged Property, the Company will, and will cause its Restricted Subsidiaries to, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

                  (e) Neither the Company nor any Restricted Subsidiary of the Company that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.4 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.4.

                  Section 5.5 Compliance with Statutes, Etc.

                  The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 5.6 Compliance with Environmental Laws

                  The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property Assets now or hereafter owned or operated by the Company or any of its Subsidiaries, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property Assets free and clear of any Environmental Liens (other than Permitted Encumbrances). Neither the Company nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on, at or from any Real Property Assets now or hereafter owned or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property Assets except for Hazardous Materials used or stored at any such Real Property Assets in compliance with all applicable Environmental Laws and reasonably required in connection with the business of the Company and its Subsidiaries or the operation, use and maintenance of any such Real Property Assets. If the Company or any of its Subsidiaries or any tenant or occupant of any Real Property Assets owned or operated by the Company or any of its Subsidiaries causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in a quantity or concentration sufficient to require reporting or to trigger an obligation to undertake investigation, clean-up, response or other corrective action under applicable Environmental Laws, the Company agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws with respect to such Hazardous Materials except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that neither the Company nor any of its Subsidiaries shall be required to undertake any action while the requirement to undertake such action is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such action to the extent required in accordance with GAAP.

                  Section 5.7 ERISA

                  The Company will, and will cause its Subsidiaries and any other members of the ERISA Group, to deliver to the Administrative Agent, promptly, upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5.0 million, a written notice specifying the nature thereof, what action the Company, its Subsidiaries or other ERISA Entity has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto. The Company will, and will cause its Subsidiaries and any other members of the ERISA Group to, deliver to the Administrative Agent, upon request by the Administrative Agent, copies of:
(i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

                  Section 5.8 Performance of Obligations

                  The Company will, and will cause each of its Restricted Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 5.9 Payment of Taxes

                  The Company will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP, unless non-payment would reasonably be expected to have a Material Adverse Effect.

                  Section 5.10 Payments in U.S. Dollars

                  All payments of any Obligations to be made hereunder or under the Notes by the Company or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

                  Section 5.11 Collateral

                  (a) The Company shall, and shall cause the Subsidiary Guarantors to, subject to this Section 5.11, with respect to any property acquired after the Closing Date by the Company or any of its Subsidiaries that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and
(ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Company shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

                  (b) The Company shall, and shall cause the Subsidiary Guarantors to, with respect to any person that is or becomes a Subsidiary Guarantor after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary Guarantor) cause such new Subsidiary Guarantor (A) to execute a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

                  (c) The Company shall, and it shall cause the Subsidiary Guarantors to, promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by the Company or such Subsidiary Guarantor as is acquired by such Persons after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $10.0 million, and
(ii) unless the Collateral Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $10.0 million, in each case, as additional security for the Obligations. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

                  (d) Within 60 days after the Closing Date (to the extent not previously delivered), the Company, or the appropriate Subsidiary Guarantor, shall, with respect to each Mortgaged Property set forth on Schedule 1.1(c), deliver a Survey to the Administrative Agent, unless the Administrative Agent shall, in its reasonable judgment, waive such delivery.

                  Section 5.12 Security Interests; Further Assurances

                  The Company shall, and it shall cause the Subsidiary Guarantors to, promptly upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Company's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. The Company shall, and shall cause the Subsidiary Guarantors to, deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Company shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

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                  Section 5.13 Information Regarding Collateral

                  (a) The Company shall, and it shall cause the Subsidiary Guarantors to, not effect any change (i) in the legal name of any Loan Party,
(ii) in the location of any such Loan Party's chief executive office, (iii) in any such Loan Party's identity or organizational structure, (iv) in any such Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any such Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 10 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each such Loan Party agrees to promptly provide the Collateral Agent with certified corporate or similar organizational documents reflecting any of the changes described in the preceding sentence. The Company and each other Subsidiary granting a security interest in Collateral pursuant to a Security Document agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

                  (b) Concurrently with the delivery of financial statements pursuant to Section 5.1, the Company shall deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of the chief financial officer of the Company certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  Section 5.14 Register

                  (a) The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 5.14, to maintain a register (the "REGISTER") on which it will record the Loan made by each of the Lenders and each repayment in respect of the principal amount of the Loan of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loan. With respect to any Lender, the transfer of the Loan Commitments of

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such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loan Commitments and Loan and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loan shall be recorded by the Administrative Agent on the Register only upon the receipt by the Administrative Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 11.2(a). Coincident with the delivery of such an assignment and assumption agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. Upon the request of the Company, from time to time, the Administrative Agent shall provide a copy of the Register to the Company.

                  Section 5.15 Post Closing Matters

                  The applicable Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified on such schedule.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

                  The Company covenants and agrees that until the satisfaction in full of the Loan and the Notes and all other Obligations due under this Agreement (other than contingent indemnification obligations not due and payable) it will fully and timely perform all covenants in this Article 6.

                  Section 6.1 Indebtedness

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness; provided, however, that the Company or a Subsidiary Guarantor may incur Indebtedness if the Company's Fixed Charge Coverage Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                  (b) The foregoing limitations will not apply to the following (each, "PERMITTED INDEBTEDNESS"):

                  (i) the Company and the Subsidiary Guarantors may incur and remain liable with respect to the Obligations and the Guarantee Obligations;

                  (ii) the Company and the Restricted Subsidiaries may incur and remain liable with respect to the Indebtedness under the Revolving Credit Facility; provided, however, that the aggregate principal amount of Indebtedness under the Revolving Credit Facility shall not exceed the greater of (I) $175.0 million less the amount of all mandatory repayments required to be made thereunder (which effect a permanent commitment reduction) and (II) the sum of (x) 80% of the net book value of the accounts receivable of the Company and the Subsidiary Guarantors and (y) 50% of the net book value of the inventory of the Company and the Subsidiary Guarantors;

                  (iii) the Company and its Restricted Subsidiaries may become and remain liable with respect to Interest Rate Agreements designed to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates, entered into in the ordinary course of business and not for speculative purposes and the Option;

                  (iv) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Intercompany Indebtedness, subject to no Lien held by any Person other than the Company or a Subsidiary Guarantor or a Lien permitted by this Agreement, provided, however, that (a) the aggregate amount of Intercompany Indebtedness owed by the Non-Guarantor Subsidiaries, on the one hand, to the Company and/or any of the Subsidiary Guarantors, on the other, incurred under this clause
         (iv), shall not exceed $15.0 million at any time outstanding, and (b) all Intercompany Indebtedness owed by the Company and/or any of the Subsidiary Guarantors, on the one hand, to the Non-Guarantor Subsidiaries, on the other, incurred under this clause (iv) shall be Subordinated Indebtedness;

                  (v) the Company and its Restricted Subsidiaries may remain liable with respect to the Indebtedness which is existing on the Closing Date and is described on Schedule 4.20 attached hereto;

                  (vi) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness in respect of Capitalized Lease Obligations; provided that the aggregate amount of Indebtedness incurred under this clause (vi) and clauses (vii) and
         (xxii) shall not exceed $25.0 million at any time outstanding;

                  (vii) the Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred to finance (a) the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of the Company or any of its Restricted Subsidiaries or (b) the purchase price of any Real Property Assets; provided that the aggregate of all such Indebtedness, together with all Indebtedness incurred under clauses (vi) and (xxii), shall not exceed $25.0 million at any time outstanding;

                  (viii) the Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness under Raw Material Hedge Agreements designed to protect the Company or its Restricted Subsidiaries from fluctuations in the prices of raw materials actually used by the Company or its Restricted Subsidiaries, entered into in the ordinary course of business and not entered into for speculative purposes;

                  (ix) the Company and the Subsidiary Guarantors may guarantee Indebtedness of the Company or any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Agreement;

                  (x) the Company and the Subsidiary Guarantors may become and remain liable with respect to other Indebtedness in an aggregate amount not to exceed at any time outstanding $35.0 million (and Restricted Subsidiaries that are not Subsidiary Guarantors may become and remain liable with respect to Indebtedness in an aggregate amount not to exceed at any time outstanding $20.0 million, which outstanding Indebtedness shall reduce in a corresponding amount the $35.0 million of Indebtedness which may be incurred under this sub-clause (x)), it being understood that all or a portion of the Indebtedness permitted to be incurred hereunder may, but need not, be incurred under the Revolving Credit Facility;

                  (xi) the Company and its Restricted Subsidiaries may become and remain liable with respect to Permitted Refinancing Indebtedness;

                  (xii) a Receivables Subsidiary may incur Indebtedness in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to the Company or any of its Restricted Subsidiaries;

                  (xiii) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness under Currency Agreements designed to protect the Company or its Restricted Subsidiaries against fluctuations in currency rates, entered into in the ordinary course of business and not for speculative purposes;

                  (xiv) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

                  (xv) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness constituting letters of credit and reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims and with respect to Indebtedness arising from agreements providing for indemnification, adjustment of purchase price incurred or assumed with the disposition or acquisition of any business;

                  (xvi) the Company and its Restricted Subsidiaries may incur and remain liable with respect to obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

                  (xvii) the Company or any of its Restricted Subsidiaries may guarantee obligations of the lessee under any lease pursuant to which the Company or any of its Restricted Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder;

                  (xviii) the Company and the Restricted Subsidiaries may incur and remain liable with respect to up to an aggregate principal amount of $265.0 million under the Second Lien Credit Facility less the amount of all mandatory repayments required to be made thereunder;

                  (xix) the Company and the Subsidiary Guarantors may in the aggregate incur and remain liable with respect to Indebtedness of up to an additional $25.0 million under the Second Lien Credit Facility less the amount of all mandatory repayments required to be made with respect thereto pursuant to the terms of the Second Lien Credit Facility; provided that (a) the Company's Fixed Charge Coverage Ratio for its four fiscal quarters ending immediately prior to the date such Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness) as if such Indebtedness had been incurred at the beginning of such four-quarter period and (b) not less than 80% of the net proceeds from the incurrence of such Indebtedness shall be applied to finance improvements or additions to the Collateral and the Company complies with the provisions of Sections 5.11 and 5.12 with respect to such Collateral;

                  (xx) Indebtedness of Foreign Subsidiaries in an aggregate amount outstanding at the time of incurrence not to exceed the sum of
         (a) 80% of the accounts receivable of the Foreign Subsidiaries and (b) 50% of the inventory of the Foreign Subsidiaries, in each case as shown on the most recent balance sheets of such Foreign Subsidiaries;

                  (xxi) Indebtedness of the Company under notes delivered to employee, officer and director shareholders in connection with stock purchases effected pursuant to Section 6.3(b)(5) not to exceed $1.5 million in any fiscal year (when taken together with payments made pursuant to Section 6.3(b)(5)); and

                  (xxii) Acquired Debt incurred by the debtor prior to the time that the debtor thereunder was acquired by or merged into the Company or any of its Restricted Subsidiaries, or prior to the time that the related asset was acquired by the Company or any of its Restricted Subsidiaries, and was not incurred in connection with, or in contemplation of, such acquisition or merger, provided that the aggregate of all such Indebtedness, together with all In-debtedness incurred under clauses (vi) and (vii), shall not exceed $25.0 million at any time outstanding.

                  Section 6.2 Liens

                  The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien on or with respect to any asset now owned or hereafter acquired by it, or assign or otherwise convey any right to receive any income or profits therefrom, except for:

                  (i) Permitted Encumbrances on assets that do not constitute Collateral;

                  (ii) Permitted Collateral Liens on assets that constitute Collateral;

                  (iii) Liens on equipment, fixtures and other similar property of the Company and any of its Subsidiaries that do not constitute Collateral and will not in connection with the acquisition thereof constitute or be required to become pursuant to any Credit Document Collateral, in each case securing Indebtedness described in clauses (vi) and (vii) of the definition of "Permitted Indebtedness"; provided that such Liens shall extend only to equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

                  (iv) Liens securing Acquired Debt permitted under Section 6.1(a) or clause (xxii) of the definition of "Permitted Indebtedness," which Liens existed prior to the time the entity which incurred such Indebtedness became a Subsidiary of the Company; provided that such Liens were not incurred in contemplation of the acquisition of such Subsidiary and such Liens extend to or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of the Company (and improvements or attachments thereto) and the property and assets subject to such Lien will not in connection with such acquisition constitute or be required pursuant to any Credit Document to become Collateral;

                  (v)      Liens securing Obligations under this Agreement; and

                  (vi) the replacement, extension or renewal of any Lien permitted by this Section 6.2 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 6.1; provided that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased.

                  Section 6.3 Restricted Payments

                  (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

                  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

                  (4)      make any Investment (other than Permitted
         Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Potential Event of Default or an Event of Default shall have occurred and be continuing;

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 6.1(a); or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Closing Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

                           (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Closing Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus

                           (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Closing Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

                           (x) 100% of the lesser of (a) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale (subsequent to the Closing Date) of its debt securities or its shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company and (b) the fair market value of such debt securities or shares of Disqualified Capital Stock that have been so converted or exchanged, calculated as of the time of such conversion or exchange (as applicable); plus

                           (y) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus

                           (z) without duplication of any amounts included in clause (v), (w), (x) or (y), the sum of:

                                    (1)      the aggregate amount returned in
                           cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Closing Date whether through interest payments, principal payments, dividends or other distributions or payments;

                                    (2)      the net cash proceeds received by
                           the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                                    (3)      upon redesignation of an
                           Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

                  provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Closing Date.

                  (b) Notwithstanding the foregoing, the provisions set forth in Section 6.3(a) shall not prohibit:

                  (1) so long as no Potential Event of Default or Event of Default shall have occurred or be continuing, the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to the terms of this Agreement;

                  (2) so long as no Potential Event of Default or Event of Default shall have occurred or be continuing, the purchase, redemption or other acquisition of Capital Stock of the Company either (i) solely in exchange for (A) Qualified Capital Stock of the Company or (B) for the promise to issue Qualified Capital Stock of the Company in the future or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

                  (3) the purchase, redemption, defeasance or other acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) if no Potential Event of Default or Event of Default shall have occurred and be continuing, refinancing Indebtedness;

                  (4) so long as no Potential Default or Event of Default shall have occurred and be continuing, the Company may declare and pay dividends on its common stock of up to $0.09 per share in any fiscal quarter, provided that for the four fiscal quarters ending immediately prior to the date of declaration of such dividend the Company had a Fixed Charge Coverage Ratio of greater than 3 to 1;

                  (5) payments, purchases or distributions made pursuant to employee stock purchase plans, deferred compensation plans or other employee benefits plans, in each case, pursuant to plans in existence on the date hereof or a plan substantially similar thereto, in an aggregate amount not to exceed $1.5 million per fiscal year (when taken together with Indebtedness issued in connection with any such payment, purchase or distribution); and

                  (6) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, the making of any other Restricted Payment that, together with all other Restricted Payments made pursuant to this clause (6) subsequent to the Closing Date, does not exceed $15.0 million.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with clause (iii) of Section 6.3(a), amounts expended pursuant to clauses (1), (2)(ii), (4), (5) and (6) shall be included in such calculation.

                  Section 6.4 Limitation on Preferred Stock of Restricted
                              Subsidiaries

                  The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

                  Section 6.5 Senior Subordinated Indebtedness

                  Neither the Company nor any Subsidiary Guarantor shall, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or any Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations under the Loan or the Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness.

                  Section 6.6 Restriction on Fundamental Changes

                  (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets and properties (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless:

                  (1)      either:

                           (i) the Company or such Restricted Subsidiary shall be the surviving or continuing corporation; or

                           (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by such sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company's assets and properties (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) (the "SURVIVING ENTITY"):

                                    (x)      shall be a corporation organized
                           and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

                                    (y)      shall expressly assume, by joinder
                           agreement (in form and substance reasonably satisfactory to the Administrative Agent), executed and delivered to the Administrative Agent, the due and punctual payment of the principal of and premium, if any, and interest on the Loan and the performance of every covenant of this Agreement and the other Credit Documents on the part of the Company to be performed or observed and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the

                           Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 6.1;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (1)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Potential Event of Default or Event of Default shall have occurred or be continuing; and

                  (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Administrative Agent an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a joinder agreement is required in connection with such transaction, such joinder agreement comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

                  For purposes of the foregoing, (i) the sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), shall be deemed to be a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries); and (ii) any Collateral transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Agreement and the Security Documents, (b) be subject to the Lien in favor of the Secured Parties, and (c) not be subject to any Lien other than Permitted Collateral Liens.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the surviving corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Credit Documents with the same effect as if such Surviving Entity had been named as such.

                  (b) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Agreement in connection with any transaction complying with the provisions of Section 6.13) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;

                  (2) such entity assumes by joinder agreement all of the obligations of the Subsidiary Guarantor on the Guarantee, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such entity, if any, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states; and

                  (3) immediately after giving effect to such transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing.

                  (c) Each Foreign Subsidiary that is not a Subsidiary Guarantor may consolidate or merge with (or enter into a correlative transaction under applicable foreign law) with any other Foreign Subsidiary that is not a Subsidiary Guarantor.

                  Section 6.7 Limitation on Dividend and Other Payment
                              Restrictions Affecting Restricted Subsidiaries

                  The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Restricted Subsidiary of the Company (any such restriction or encumbrance a "PAYMENT RESTRICTION"), except for such encumbrances or restrictions existing under or by reason of any restrictions contained in (i) the Credit Documents; (ii) the Revolving Credit Facility or the Second Lien Credit Facility, in each case, to the extent and in the manner such Payment Restrictions are contained therein on the Closing Date; (iii) the Indebtedness pertaining to a Restricted Subsidiary of the Company that is not a Subsidiary of the Company on the Closing Date in existence at the time such Subsidiary becomes a Subsidiary of the Company; provided, however, that any such Indebtedness was not incurred as a result of, in connection with or in anticipation of the transaction pursuant to which such entity becomes a Subsidiary of the Company and it does not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Indebtedness is otherwise permitted to be incurred pursuant to Section 6.1; (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (v) customary non-assignment provisions of any contract or of any lease governing a leasehold interest of any Subsidiary of the Company; (vi) applicable law; (vii) agreements existing on the Closing Date to the extent and in the manner such Payment Restrictions are in effect on the Closing Date;
(viii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (ix) the terms of purchase money obligations or Capitalized Lease Obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations or Capitalized Lease Obligations restrict or prohibit the transfer of the property so acquired; (x) any encumbrance or restriction with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary; (xi) agreements relating to Indebtedness incurred pursuant to Section 6.1(b)(xx); (xii) any instrument that Refinances any Indebtedness; provided, however, that the provisions relating to any such encumbrance or restriction in any such instrument are not materially less favorable to the Company or its Subsidiaries or the Lenders than those contained in the agreements governing the Indebtedness that was refinanced; and (xiii) an agreement governing Indebtedness permitted to be incurred pursuant to Section 6.1(a) or clause (x) of the definition of "Permitted Indebtedness," provided that provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Credit Documents as in effect on the Closing Date.

                  Section 6.8 Transactions with Shareholders and Affiliates

                  (a) The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (each, an "AFFILIATE TRANSACTION") other than (x) Permitted Affiliate Transactions permitted under paragraph (b) below, (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary or (z) transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and any Receivables Subsidiary, on the other, in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Agreement. All Affiliate Transactions (or a series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a reso lution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are part of a common plan) that involves an aggregate fair market value of more than $15.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Administrative Agent.

                  (b) The foregoing restrictions shall not apply to the following "PERMITTED AFFILIATE TRANSACTIONS": (i) any transaction exclusively between the Company and any of its Restricted Subsidiaries or exclusively between any of the Company's Restricted Subsidiaries, (ii) reasonable and customary fees paid to members of the Board of Directors of the Company, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or any such Restricted Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements, (iv) any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date and (v) Restricted Payments permitted by this Agreement.

                  Section 6.9 Embargoed Person

                  The Company shall not cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loan to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN LIST") maintained by OFAC and/or on any other similar list ("OTHER LIST") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loan made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "EXECUTIVE ORDERS"), or (b) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loan are in violation of law.

                  Section 6.10 Business Activities

                  The Company shall not, nor shall the Company cause or permit any of its Restricted Subsidiaries to, enter into any line of business that is different from the business of the Company and its Restricted Subsidiaries in existence immediately after giving effect to the Transactions or is not a similar, ancillary, supportive or related business.

                  Section 6.11 Amendments or Waivers of Certain Documents

                  The Company shall not, and shall cause its Restricted Subsidiaries not to:

                  (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Subordinated Indebtedness, except as otherwise permitted by this Agreement; or

                  (b) terminate, amend, modify or change any of its corporate or other similar organizational documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Capital Stock (including any stockholders' agreement), or enter into any new agreement with respect to its Capital Stock, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders.

                  Section 6.12 Anti-Terrorism Law; Anti-Money Laundering

                  The Company shall not directly or indirectly (a) (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.29,
(ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Company shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Company's compliance with this Section 6.12) or (b) cause or permit any of the funds of the Company or the Loan Parties that are used to repay the Loan to be derived from any unlawful activity with the result that the making of the Loan would be in violation of law.

                  Section 6.13 Asset Sales

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

                  (2) at least 75% (provided, however, that with respect to Asset Sales of assets or property that constitutes Collateral, 85%) of the consideration received (net of disposal costs) at the time of such Asset Sale by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents.

                  (b) The Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to each Asset Sale within 365 days (or earlier, at the Company's option) of receipt thereof either:

                  (1) to the extent such Asset Sale is of assets or property that do not constitute first priority Collateral, to repay Indebtedness under the Revolving Credit Facility and permanently reduce a corresponding amount of the availability under the Revolving Credit Facility;

                  (2) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Closing Date or in businesses reasonably related, ancillary, incidental or complementary thereto ("REPLACEMENT ASSETS"), provided that to the extent such Net Cash Proceeds were received from an Asset Sale of assets or property that constituted Collateral, such Replacement Assets so acquired shall be owned by the Company (or such Restricted Subsidiary) and shall not be subject to any Liens other than Permitted Collateral Liens and the Company (or such Restricted Subsidiary) shall execute and deliver to the Administrative Agent such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents; or

                  (3) a combination of prepayment and investment permitted by the foregoing clauses (1) and (2), as applicable;

provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Cash Proceeds thereof pursuant to this Section 6.13(b) shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

                  (c) Pending the final application of the Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohib-ited by this Agreement; except, however, that the Net Cash Proceeds in excess of $5.0 million from Asset Sales of assets or property that constituted Collateral shall be deposited in the Collateral Account pending application of such Net Cash Proceeds. Any such Net Cash Proceeds so deposited shall be promptly disbursed by the Collateral Agent upon notice from the Company so that the Company may apply such Net Cash Proceeds in accordance with the provisions of this Section 6.13.

                  (d) Any Net Cash Proceeds from Asset Sales not applied within 365 days (or earlier, at the Company's option) in accordance with clause
(b) above shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $2.0 million, such Excess Proceeds shall be applied as set forth in Section 2.5(a)(ii)(I). Upon completion of the repayment offer set forth in Section 2.5(a)(ii)(I), the amount of Excess Proceeds will be deemed to have been reset to zero.

                  (e) To the extent any Collateral is the subject of an Asset Sale permitted under this Section 6.13 or is otherwise sold or disposed of in a manner not prohibited by this Agreement, the Collateral so sold or otherwise disposed of shall be so sold or disposed of free and clear of the Liens granted or created by the Security Documents, and the Agents shall take all actions they deem appropriate (to the extent requested by the Company in writing) in order to effect the foregoing.

                  Section 6.14 Additional Guarantees

                  The Company shall require (i) each of its Restricted Subsidiaries with gross assets in excess of $1.0 million (other than Foreign Subsidiaries) and (ii) any Subsidiary that guarantees any obligations under the Revolving Credit Facility or is a borrower thereunder, to guarantee the Obligations of the Company under this Agreement pursuant to the execution of a Guarantee. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Agreement.

                                   ARTICLE 7

                                EVENTS OF DEFAULT

                  Section 7.1 Events of Default

                  If any of the following conditions or events (each, an "EVENT OF DEFAULT") shall occur and be continuing:

                  (a) Failure To Make Payments When Due: failure to pay (i) any installment of principal of the Loan when due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or (ii) any interest on the Loan when due and payable and such failure continues for a period of 30 days;

                  (b) Default in Other Agreements: failure of the Company or any of its Restricted Subsidiaries to pay at final maturity (giving effect to any applicable grace period and extensions thereof) the principal of any Indebtedness of the Company or of any of its Material Subsidiaries (other than Indebtedness referred to in Section 7.1(a)) or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $10.0 million or more at any time;

                  (c) Breach of Certain Covenants: failure of the Company to perform or comply with any covenant, term or condition contained in
         Section 2.5(a)(ii) or 6.6 or failure of the Company to maintain its corporate existence in accordance with Section 5.3(a);

                  (d) Other Defaults Under Agreement or Credit Documents: the Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Credit Documents (other than those covered by Section 7.1(a), (c) or
         (i)) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice specifying the default (and demanding that such default be remedied) from the holder or holders of not less than 25% in aggregate principal amount of the Loan then outstanding;

                  (e)      Involuntary Bankruptcy; Appointment of Custodian,
         Etc.: a court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                           (i) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding, or

                           (ii) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

                           (iii) orders the liquidation of the Company or any Material Subsidiary,

         and in each case the order or decree remains unstayed and in effect for 60 consecutive days;

                  (f) Voluntary Bankruptcy; Appointment of Custodian, Etc.: the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i)      commences a voluntary case or proceeding, or

                           (ii) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (iv) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

                           (v) consents to the filing of a petition in bankruptcy against it;

                  (g) Judgments and Attachments: any money judgment, writ or warrant of attachment, or similar process, involving in any individual case or in the aggregate at any time an amount in excess of $10.0 million (unless such excess amount is covered by third-party insurance with respect to which the Company or the appropriate Restricted Subsidiary has provided notice in a timely manner (in accordance with the provisions of the applicable policy) to the insurer and such insurer has not denied or challenged coverage thereof), shall be entered or filed against the Company or any of its Restricted Subsidiaries and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days;

                  (h) Guarantee: (i) any Guarantee of any Subsidiary Guarantor shall cease to be in full force or effect (other than by reason of release in accordance with its express terms), shall be declared to be null and void and unenforceable or shall be found to be invalid, or (ii) any Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under its Guarantee (other than by reason of release in accordance with the terms of this Agreement);

                  (i) Foreclosure: any agent under the Revolving Credit Facility or the Second Lien Credit Facility or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Revolving Credit Facility or the Second Lien Credit Facility, as the case may be, or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure;

                  (j)      Change of Control: there occurs a Change of Control;

                  (k) Security Interests: any security interest and Lien purported to be created by any Security Document securing Collateral having a fair market value, in the aggregate, exceeding $5.0 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected first priority security interest in, and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by the Company or any of its Subsidiaries party to any Security Document or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; or

                  (l) ERISA Event: there occurs an ERISA Event or noncompliance with respect to Foreign Plans that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, would reasonably be expected to result in a Material Adverse Effect;

then (i) upon the occurrence and during the continuation of any Event of Default described in the foregoing clause (e) or (f) above with respect to the Company, all of the unpaid principal amount of and accrued interest on the Loan and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any Event of Default not referred to in clause
(i), the Administrative Agent shall, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Loan then outstanding, by written notice to the Company specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), declare all of the unpaid principal amount of and accrued interest on the Loan and all other outstanding Obligations to be, and the same shall forthwith become, due and payable (subject to the provisions of the Intercreditor Agreement). Nevertheless, if at any time after acceleration of the maturity of the Loan, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loan and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 11.6, then the Administrative Agent shall, upon written notice of the holders of at least a majority in aggregate principal amount of the Loan then outstanding, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

                                   ARTICLE 8

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

                  Section 8.1 Collateral Account

                  (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 60 Wall Street, New York, New York 10005, in the name of the Collateral Agent, a restricted deposit account designated "Wellman, Inc. Collateral Account." The Company and each Loan Party, as applicable, shall deposit into the Collateral Account from time to time (i) the Net Cash Proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Credit Document, (ii) the Net Cash Proceeds of any Casualty Event with respect to Collateral, to the extent contemplated herein or in any other Credit Document, and (iii) any cash such Person is required to pledge as additional collateral security hereunder pursuant to the Credit Documents.

                  (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall within two Business Days of receiving a request of the Company for release of cash proceeds from the Collateral Account constituting Net Cash Proceeds relating to any Asset Sale or Extraordinary Receipts relating to any Casualty Event remit such cash proceeds on deposit in the Collateral Account to the Company or a Restricted Subsidiary of the Company, as instructed by the Company, so long as the conditions relating thereto set forth in Section 8.2 have been satisfied. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 8.3. The Company shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

                  (c) Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the Company (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 8.3.

                  Section 8.2 Proceeds of Destruction, Taking and Collateral
                              Dispositions

                  So long as no Event of Default shall have occurred and be continuing, in the event the applicable Loan Party elects to reinvest Net Cash Proceeds in respect of any Asset Sale or Extraordinary Receipts in respect of any Casualty Event in accordance with the provisions of Section 2.5(a)(ii)(I) or
(II), as applicable, the Collateral Agent shall receive at least 10 days' prior notice of each request for payment and shall not release any part of such Net Cash Proceeds or Extraordinary Receipts deposited in the Collateral Account pursuant to this Agreement until the Company has furnished to the Collateral Agent (i) an Officers' Certificate setting forth: (A) a brief description of the reinvestment to be made, (B) the dollar amount of the expenditures to be made, or costs incurred by such Loan Party in connection with such reinvestment and
(C) evidence that the properties acquired in connection with such reinvestment have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections
5.11 and 5.12 to, among other things, subject such reinvestment properties to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

                  Section 8.3 Application of Proceeds

                  Subject to the provisions of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

                  (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes relating to such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all reasonable costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

                  (d) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations; and

                  (e) Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

                  In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.3, the Company and the Subsidiary Guarantors party to the applicable Credit Documents shall remain liable, jointly and severally, for any deficiency.

                                   ARTICLE 9

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  Section 9.1 Appointment

                  Each Lender hereby irrevocably designates and appoints each Agent as an agent of such Lender under this Agreement and the other Credit Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such actions and powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions contained in this Article 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Article 9 are solely for the benefit of the Agents and the Lenders, and neither the Company nor any of its Subsidiaries shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing their functions and duties under this Agreement, the Agents shall act solely as agents of the Lenders and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

                  Section 9.2 Agent in Its Individual Capacity

                  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  Section 9.3 Exculpatory Provisions

                  Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with this Agreement or the other Credit Documents (except for their or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Credit Document or for any failure of the Company, any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agents to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loan or of the existence or possible existence of any Potential Event of Default or Event of Default.

                  Section 9.4 Reliance by Agent

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any note, writing, resolution, notice, request, certificate, consent, statement, instrument, document, affidavit, letter, cablegram, facsimile, telex, teletype message or other writing believed by it to be genuine and to have been signed or sent by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. As between the Agents and the Lenders, the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  Section 9.5 Delegation of Duties

                  The Agents may execute any of their duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Section 9.3.

                  Section 9.6 Successor Agent

                  An Agent may resign as Agent upon 20 days' notice to the Lenders and the Company. Upon the resignation of an Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor Agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Agent" shall include such successor Agent effective upon its appointment, and the resigning Agent's rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of an Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  Section 9.7 Non-Reliance on Agents and Other Lenders

                  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  Section 9.8 Notice of Default

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Administrative Agent has actually received notice from a Lender or the Company referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, as between the Administrative Agent and the Lenders unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders (other than take actions not in accordance with Section 7.1).

                  Section 9.9 Indemnification

                  The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company or the Subsidiary Guarantors and without limiting the obligation of the Company or the Subsidiary Guarantors to do so), ratably according to their respective outstanding Loan and Loan Commitments in effect on the date on which indemnification is sought under this Section 9.9 (or, if indemnification is sought after the date upon which all Loan Commitments shall have terminated and the Loan and Obligations shall have been paid in full, ratably in accordance with such outstanding Loan and Loan Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loan and Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negli-gence or willful misconduct. If any indemnity furnished to the Agents for any purpose shall, in the opinion of the Agents, be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.9 shall survive the payment of the Loan and all other amounts payable hereunder.

                  Section 9.10 Concerning the Collateral and the Security
                               Documents

                  (a) Each Lender authorizes and directs DBTCA to act as Collateral Agent and to enter into the Security Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where required by the express terms, hereof, a different proportion of the Lenders) in accordance with the provisions hereof or the other Security Documents or Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent, as the case may be, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Security Documents relating to the Collateral; (ii) execute and deliver each Security Document relating to the Collateral and accept delivery of each such agreement delivered by the Company or any of its Subsidiaries; (iii) act as the Collateral Agent for the Lenders for purposes stated therein to the extent such action is provided for under the Security Documents, provided, however, the Administrative Agent herein appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Company's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral;
(v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Security Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Security Document or Loan Document, exercise all remedies given to the Administrative Agent or the Lenders with respect to the Collateral under the Security Documents relating thereto, applicable law or otherwise.

                  (b) The Administrative Agent and the Lenders hereby direct the Administrative Agent and the Collateral Agent, as the case may be, to release, in accordance with the terms hereof, any Lien held by the Administrative Agent or the Collateral Agent, as the case may be, under the Security Documents; provided, however, that (y) the Administrative Agent or the Collateral Agent, as the case may be shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any

Liens upon all interests retained by the Company and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall, to the extent set forth in the Credit Documents, continue to constitute part of the Collateral.

                  Each of the Lenders hereby directs the Administrative Agent and/or the Collateral Agent, as the case may be, to execute and deliver or file such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this Section 9.10 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

                  (c) Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Company or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent or the Collateral Agent in any of the Loan Documents or the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each of the Administrative Agent and the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's and/or the Collateral Agent's, as the case may be, own interests in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender, except as expressly provided herein.

                  (d) Each Lender hereby (i) instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and
(ii) authorizes the Administrative Agent and the Collateral Agent to enter into amendments and restatements of the Intercreditor Agreement and the Security Documents to the extent permitted by the Intercreditor Agreement, the Loan Documents and the Security Documents.

                  Section 9.11 Name Agents

                  The parties hereto acknowledge that the Co-Documentation Agents hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

                                   ARTICLE 10

                                    GUARANTEE

                  Section 10.1 Unconditional Guarantee

                  Each Subsidiary Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "GUARANTEE") to each of the Lenders and to the Administrative Agent and their respective successors and assigns, that (i) the principal of and interest on the Loan will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Loan and all other obligations of the Company to the Lenders or the Administrative Agent hereunder will be promptly paid in full or performed, all in accordance with the terms hereof; and
(ii) in case of any extension of time of payment or renewal of any of the Loan or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.4. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loan, this Agreement and in this Guarantee. If any Lender or the Administrative Agent is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Administrative Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of this Guarantee, and (y) in the event of any acceleration of such obligations as provided in Article 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

                  Section 10.2 Severability

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.3 Release of a Subsidiary Guarantor

                  Upon the sale or disposition (whether by merger, stock purchase, consolidation, dissolution, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Administrative Agent or any Lender; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer.

                  The Administrative Agent shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying compliance with this Section
10.3. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Loan as provided in this Article 10.

                  Section 10.4 Limitation of Subsidiary Guarantor's Liability

                  Each Subsidiary Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

                  Section 10.5 Subsidiary Guarantors May Consolidate, Etc., on
                               Certain Terms

                  (a) Nothing contained in this Agreement or in the Loan shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety, or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

                  (b) Except as set forth in Section 6.6, nothing contained in this Agreement or in the Loan shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided that, subject to Sections 10.4 and 10.6(a), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Subsidiary Guarantor set forth in this
Article 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by an agreement or supplemental indenture reasonably satisfactory in form to the Administrative Agent, executed and delivered to the Administrative Agent, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by an agreement or supplemental indenture executed and delivered to the Administrative Agent and reasonably satisfactory in form and substance to the Administrative Agent of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

                  Section 10.6 Contribution

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "FUNDING SUBSIDIARY GUARANTOR") under its Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Obligations. "ADJUSTED NET ASSETS" of such Subsidiary Guarantor at any date shall mean the lesser of
(x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, with-out limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Subsidiary Guarantor on its debts including, without limitation, senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

                  Section 10.7 Evidence of Guarantee

                  To evidence its guarantee to the Lenders set forth in this
Article 10, each of the Subsidiary Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VIII. Each such notation of Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

                  Section 10.8 Waiver of Stay, Extension or Usury Laws

                  Each Subsidiary Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 10.9 Waiver of Subrogation

                  Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company to the extent that such claim or rights arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Loan shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Agents for the benefit of such Lenders to be credited and applied upon the Loan, whether matured or unmatured, in accordance with the terms of this Agreement. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.9 is knowingly made in contemplation of such benefits.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  Section 11.1 U.S.A. Patriot Act

                  Each Lender hereby notifies the Company that pursuant to the requirements of the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

                  Section 11.2 Participations in and Assignments of Loan and
                               Notes

                  (a) Any Lender (or any Lender together with one or more Lenders) may (x) assign all or a portion of its Loan Commitments and related outstanding Obligations (or, if the Loan Commitments have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this subclause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an affiliate of such investment advisor or (y) assign all, or, if less than all, a portion equal to at least (I) $1,000,000, in each case in the aggregate for the assigning Lender or assigning Lenders, of such Loan Commitments or outstanding Obligations hereunder to one or more Eligible Assignees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an affiliate of such advisor as a single Eligible Assignee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit IX-1 or IX-2, as appropriate, provided that (i) at such time, Section 2.1(a) shall be deemed modified to reflect the Loan Commitments and/or outstanding Loans of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Company for any lost Note pursuant to a customary indemnification agreement) new Notes will be is-sued, at the Company's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1(d) (with appropriate modifications) to the extent needed to reflect the revised Loan Commitments or outstanding Loans, (iii) the consent of the Administrative Agent and, so long as
(1) no Potential Event of Default or Event of Default has occurred and is continuing and (2) the Syndication Date has theretofore occurred, the consent of the Company in each case shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent or the Register pursuant to Section 5.14. To the extent of any assignment pursuant to this Section 11.2(a), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment and outstanding Loans. At the time of each assignment pursuant to this Section 11.2(a) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Company the appropriate Internal Revenue Service forms (and, if applicable, a certificate) described in Section 11.2(e).

                  (b) Each Lender may grant participations in all or any part of its Notes or its Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee. Any such Person shall be entitled to the benefits of Section 11.19, provided such Person complies with Section 11.2(e).

                  (c) The Company shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loan as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 11.2.

                  (d) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

                  (e) Each Lender, including each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.2(a) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue

Code) agrees, to the extent legally entitled to do so, to deliver to the Company and the Administrative Agent, on the Closing Date or on the date of such assignment or transfer to such Lender, as applicable, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or other applicable forms or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or other applicable forms or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such form or certificate. Subject to Section 11.2(a),
Section 11.19 and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Credit Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in this Agreement, the Company agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as a result of any changes after the date the Lender became a party hereto (including the date of any assignment or transfer) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  Section 11.3 Expenses

                  Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Credit Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions reasonably requested by the Lenders as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, reasonable expenses and reasonable disbursements of counsel to the Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and the Loan hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all costs and expenses (including actual and reasonable attorneys fees and costs of settlement) incurred by the Lenders or the Administrative Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

                  Section 11.4 Indemnity

                  In addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Lenders, the Agents, the Co-Documentation Agents and any holder of any of the Notes, and each of their respective officers, directors, employees, agents, representatives, trustees, investment advisors and affiliates (collectively called the "INDEMNITEES"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto) which may be suffered by, imposed on, incurred by or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Credit Documents, the Lenders' agreements to make the Loan or the use or intended use of any of the proceeds of the Loan hereunder (the "INDEMNIFIED LIABILITIES"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent such liabilities are finally judicially determined to have resulted from the gross negligence, bad faith or recklessness of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  Section 11.5 Setoff

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender, the Administrative Agent and each subsequent holder of any Note are hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or un-matured, but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or such subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Loan and its Notes and other amounts due hereunder to be due and payable as permitted by
Article 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  Section 11.6 Amendments and Waivers

                  No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes or of any Guarantee, or consent to any departure by the Company or any Subsidiary Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Company or such Subsidiary Guarantor, as the case may be, and the Required Lenders; provided that without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Note or any Guarantee or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Loans whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce or forgive the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in the definition of "Change of Control," Article 7 or this Section 11.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to any of the Lenders hereunder; or (vii) release all or substantially all of the Collateral; and provided, further, that without the consent of each affected Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Article 9 as the same applies to the such Agent or any other provision of this Agreement as it relates to the rights or obligations of such Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.6 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Company or a Subsidiary Guarantor, on the Company and such Subsidiary Guarantor.

                  Section 11.7 Independence of Covenants

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                  Section 11.8 Entirety

                  The Credit Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                  Section 11.9 Notices

                  Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.9) shall be set forth under each party's name on the signature pages hereto, with, in the case of a notice to the Company, a copy to David K. Duffell, Esq., Edwards & Angell, LLP, 2800 Financial Plaza, Providence, RI 02903.

                  Section 11.10 Survival of Warranties and Certain Agreements

                  (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loan, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

                  (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 11.3, 11.4, 11.14, 11.15, 11.17, 11.19 and 11.22 shall survive the payment of the Loan and the Notes and the termination of this Agreement.

                  Section 11.11 Failure or Indulgence Not Waiver; Remedies
                                Cumulative

                  No failure or delay on the part of any Agent or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

All rights and remedies existing under this Agreement, under a Guarantee or under the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

                  Section 11.12 Severability

                  In case any provision in or obligation under this Agreement, under a Guarantee or under the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 11.13 Headings

                  Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  Section 11.14 Applicable Law

                  THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  Section 11.15 Successors and Assigns; Subsequent Holders of
                                Notes

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 11.2(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. In determining whether the holders of a sufficient aggregate principal amount of the Loan shall have consented to any action under this Agreement, any amount of the Loan owned or held by the Company, any Subsidiary Guarantor or any of their respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

                  Section 11.16 Counterparts; Effectiveness

                  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Administrative Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agents will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

                  Section 11.17 Consent to Jurisdiction; Venue; Waiver of Jury
                                Trial

                  (a) Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 11.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

                  (b) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in Section 11.17(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

                  Section 11.18 Payments Pro Rata

                  (a) The Agents agree that promptly after their receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company or any Subsidiary Guarantor, they shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loan of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 11.19 Taxes

                  (a) Any and all payments by any Loan Party hereunder or under any of the other Credit Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each Lender and the Administrative Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Administrative Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date (but excluding any Taxes attributable to a change in law, rule or regulation or in the application or interpretation thereof by any Governmental Authority occurring after the Closing
Date), and (iii) if any Person acquires any interest in this Agreement (a "TRANSFEREE"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest (except to the extent that the assignor or other transferor was entitled to receive additional amounts from any Loan Party with respect to Taxes), as the case may be (all such nonexcluded Taxes being hereinafter referred to as "COVERED TAXES"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Credit Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 11.2(e), the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Company shall make such deductions or withholdings;

and (c) the Company forthwith shall timely pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

                  (b) The Company agrees to pay forthwith any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "OTHER TAXES") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Company hereunder or under any of the other Credit Documents or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Credit Documents.

                  (c) The Company agrees to indemnify the Administrative Agent and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Sections 11.19(a) and 11.19(b) to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 11.19 paid by such Lender or the Administrative Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Administrative Agent or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Administrative Agent or such Lender.

                  (d) The Company shall furnish to the Administrative Agent and each of such Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

                  (e) The provisions of this Section 11.19 shall survive the termination of this Agreement and repayment of all Obligations.

                  (f) If the Administrative Agent or a Lender (or an assignee) receives a refund of any Covered Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 11.19, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 11.19 with respect to the Covered Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including, without limitation, any Taxes imposed on such refund) of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 11.19(f) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to any Loan Party or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Company the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Covered Taxes or Other Taxes had never been paid.

                  Section 11.20 Waiver of Stay, Extension or Usury Laws

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 11.21 Requirements of Law

                  If at any time after the Closing Date any Lender reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender based on the existence of such Lender's Loan hereunder or its obligations hereunder, then the Company and each of its Subsidiaries jointly and severally agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other Person for the increased cost to such Lender or such other Person or the reduction in the rate of return to such Lender or such other Person as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 11.21 shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 11.21, will give written notice thereof to the Company (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Company's, the Company's or their

Subsidiaries' obligations to pay additional amounts pursuant to this Section
11.21 upon the subsequent receipt of such notice.

                  Section 11.22 Confidentiality

                  (a) Subject to the provisions of Section 11.22(b), each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its Affiliates, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.22 to the same extent as such Lender) any information with respect to the Company or any of their Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any of the Company or any of the Subsidiary Guarantors to the Lenders in writing as confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate with respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent and (f) to any prospective or actual Transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Lender, provided that such prospective transferee agrees to provisions substantially the same as those contained in this Section 11.22.

                  (b) Each of the Company and the Subsidiary Guarantors hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 11.22 to the same extent as such Lender.

                  WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                     COMPANY:

                                     WELLMAN, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Chief Financial Officer

                                     Notice Address:

                                         Wellman, Inc.
                                         595 Shrewsbury Avenue
                                         Shrewsbury, New Jersey 07702
                                         Attention:
                                         Telephone:
                                         Telecopy:

                                     GUARANTORS:

                                     PRINCE, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     FIBER INDUSTRIES, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President

                                     WELLMAN OF MISSISSIPPI, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President & Treasurer

                                     CARPET RECYCLING OF GEORGIA, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President & Treasurer

                                     ALG, Inc.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     PERMACLEAR EAST, INCORPORATED

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     WELLMAN RESINS, LLC

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Treasurer & Manager

                                     FIISB, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President

                                     FINWELL, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     JOSDAV INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President & Treasurer

                                     KHL, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     MED RESINS, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     WAREHOUSE ASSOCIATES, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President & Treasurer

                                     MRF, INC.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Vice President & Treasurer

                                     WELLMAN EXPORTS, V.I.

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: Treasurer

                                     PTA RESOURCES, LLC

                                     By: /s/ Keith R. Phillips
                                         ---------------------------------------
                                         Title: President

                                     AGENTS:

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Administrative Agent

                                     By: /s/ Mary Jo Jolly
                                         ---------------------------------------
                                         Title: Assistant Vice President

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Collateral Agent

                                     By: /s/ Mary Jo Jolly
                                         ---------------------------------------
                                         Title: Assistant Vice President

                                     JP MORGAN CHASE BANK, as Syndication Agent

                                     By: /s/ James H. Ramage
                                         ---------------------------------------
                                         Title: Managing Director

                                     DEUTSCHE BANK SECURITIES INC., as Joint
                                        Lead Arranger and Joint Lead Bookrunner

                                     By: /s/ John G. Anos
                                         ---------------------------------------
                                         Title: Managing Director

                                     By: /s/ Michael V. Johnson
                                         ---------------------------------------
                                         Title: Managing Director

                                     JP MORGAN SECURITIES, INC., as Joint Lead
                                        Arranger and Joint Lead Bookrunner

                                     By: /s/ Michael K. Ryan
                                         ---------------------------------------
                                         Title: Vice President

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Co-Documentation Agent

                                     By: /s/ Anne Bartolot
                                         ---------------------------------------
                                         Title: Its Duly Authorized Signatory

                                     ABN AMRO BANK NV., as Co-Documentation
                                        Agent

                                     By: /s/ Timothy E. Williams
                                         ---------------------------------------
                                         Title: Associate

                                     By: /s/ Suzanne Smith
                                         ---------------------------------------
                                         Title: Vice President

                                     LENDERS:

                                     Commitment: $112,750,000
                                     DEUTSCHE BANK TRUST COMPANY AMERICAS

                                     By: /s/ Mary Jo Jolly
                                         ---------------------------------------
                                         Title: Assistant Vice President

                                     Commitment: $64,750,000
                                     JP MORGAN CHASE BANK

                                     By: /s/ James H. Ramage
                                         ---------------------------------------
                                         Title: Managing Director

                                     Commitment: $6,500,000
                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By: /s/ Anne Bartolot
                                         ---------------------------------------
                                         Title: Its Duly Authorized Signatory

                                     Commitment: $1,000,000
                                     ABN AMRO BANK NV.

                                     By: /s/ Timothy E. Williams
                                         ---------------------------------------
                                         Title: Associate

                                     By: /s/ Suzanne Smith
                                         ---------------------------------------
                                         Title: Vice President


                                     -118-